                                                                   EXHIBIT 99(a)






                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          CASH OR DEFERRED ARRANGEMENT

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                          CASH OR DEFERRED ARRANGEMENT

                                TABLE OF CONTENTS


ARTICLE                                                                                   PAGE
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
I.       NAME, EFFECTIVE DATE AND PURPOSES..............................................    1

         1.1      Name and Effective Date...............................................    1
         1.2      Plan Purposes.........................................................    1

II.      DEFINITIONS....................................................................    2

         2.1      Accounts..............................................................    2
         2.1A     Additional Company Contribution.......................................    2
         2.2      Adjustment Factor.....................................................    2
         2.3      Affiliated Company....................................................    2
         2.4      Alternate Payee.......................................................    3
         2.5      Alternate Payee Account...............................................    3
         2.6      Anniversary Date......................................................    3
         2.7      Applicable Valuation Date.............................................    3
         2.8      Annual Addition.......................................................    3
         2.8A     Average Contribution Percentage.......................................    3
         2.8B     Average Deferral Percentage...........................................    3
         2.9      Beneficiary...........................................................    3
         2.10     Board of Directors....................................................    3
         2.11     Break in Service......................................................    4
         2.11A    Catch-up Contribution.................................................    4
         2.12     Code..................................................................    4
         2.13     Committee.............................................................    4
         2.14     Company...............................................................    4
         2.15     Company Contributions.................................................    4
         2.16     Company Stock.........................................................    4
         2.17     Compensation..........................................................    5
         2.17A    Contribution Percentage...............................................    7
         2.17B    Deferral Percentage...................................................    7
         2.18     Disability............................................................    8
         2.19     Distributable Benefit.................................................    8
         2.20     Effective Date........................................................    8
         2.20A    Elective Deferrals....................................................    8
         2.21     Eligible Employee.....................................................    8
         2.22     Employee..............................................................    9



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
II.      DEFINITIONS (CONTINUED)

         2.23     Employment Commencement Date..........................................   10
         2.23A    Entry Date ...........................................................   10
         2.24     ERISA.................................................................   10
         2.24A    Excess Aggregate Contributions .......................................   10
         2.25     Excess Contributions..................................................   10
         2.25A    Excess Deferrals......................................................   10
         2.26     5% Owner..............................................................   11
         2.27     Highly Compensated Employee...........................................   11
         2.28     Hour of Service.......................................................   11
         2.29     Investment Manager....................................................   13
         2.30     Leased Employee.......................................................   13
         2.31     Limitation Year.......................................................   13
         2.31A    Matching Contribution Account.........................................   14
         2.32     Maternity or Paternity Absence........................................   14
         2.32A    Nonhighly Compensated Employee........................................   14
         2.33     Normal Retirement.....................................................   14
         2.34     Normal Retirement Date................................................   14
         2.34A    Operating Committee...................................................   14
         2.35     Participant...........................................................   14
         2.36     Participation Commencement Date.......................................   14
         2.37     Plan..................................................................   14
         2.38     Plan Account..........................................................   14
         2.39     Plan Administrator....................................................   14
         2.40     Plan Year.............................................................   14
         2.41     Qualified Matching Contribution.......................................   15
         2.42     Required Payment Commencement Date....................................   15
         2.43     Rollover Account......................................................   15
         2.44     Rollover Contribution.................................................   15
         2.45     Suspended Participant.................................................   15
         2.46     Trust and Trust Fund..................................................   16
         2.47     Trustee...............................................................   16
         2.48     Valuation Date........................................................   16
         2.49     Vested Interest.......................................................   16
         2.50     Reserved For Plan Modifications.......................................   16
         2.51     Reserved For Plan Modifications.......................................   16
         2.52     Year of Service.......................................................   16

III.     ELIGIBILITY AND PARTICIPATION..................................................   18

         3.1      Eligibility to Participate............................................   18
         3.2      Commencement of Participation ........................................   18



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
IV.      TRUST FUND AND COMPANY CONTRIBUTIONS; VALUATION OF COMPANY STOCK CONTRIBUTED;
         INVESTMENT DIRECTION BY PARTICIPANTS; COMPANY STOCK TRANSACTIONS WITH
         DISQUALIFIED PERSONS...........................................................   20

         4.1      Trust Fund............................................................   20
         4.2      Permissible Types of Plan Investments ................................   20
         4.3      Company Contributions.................................................   21
         4.4      Form of Company Contributions.........................................   21
         4.5      Valuation of Company Contributions in the Form of Company Stock.......   21
         4.6      Investment of Company Contributions and Rollover Contributions........   21
         4.6A     Investment of Accounts of Participants Subject to Governmental
                  Conflict of Interest Rules............................................   22
         4.7      Irrevocability........................................................   23
         4.8      Company, Committee and Trustee Not Responsible for Adequacy of
                  Trust Fund............................................................   23
         4.9      Company Stock Transactions With Disqualified Persons..................   23

V.       ELECTIVE DEFERRALS, ROLLOVER CONTRIBUTIONS, PLAN-TO-
         PLAN TRANSFERS, LIMITATION ON MATCHING CONTRIBUTIONS
         AND MILITARY SERVICE...........................................................   25

         5.1      Election..............................................................   25
         5.2      Amount Subject to Election; Nondiscrimination Requirement and
                  Distribution of Excess Contributions .................................   25
         5.3      Termination of, Change in Rate of, or Resumption of Deferrals.........   28
         5.4      Rollover Contributions From Other Plans...............................   28
         5.5      Plan-to-Plan Transfers................................................   28
         5.6      Limitation on Company Matching Contributions..........................   29
         5.7      Military Service......................................................   31
         5.8      Alternative Testing Groups and Methods................................   31

VI.      ACCOUNTING AND ALLOCATION PROCEDURES...........................................   33

         6.1      Plan Accounts.........................................................   33
         6.2      Matching Contribution Accounts........................................   33
         6.3      Rollover and Transfer Accounts........................................   33
         6.4      Alternate Payee Account...............................................   33
         6.5      Allocation of Company Contributions...................................   33
         6.6      Valuation of Accounts.................................................   35
         6.7      Allocation of Forfeitures.............................................   38
         6.8      Allocation of Income or Loss on Unallocated Company Contributions;



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
                    Company Contributions to Defray Plan Expenses.......................   38
         6.9      Accounting Procedures.................................................   39
         6.10     Suspended Participants................................................   39
         6.11     Accounting for Interest of an Alternate Payee.........................   39

VII.     VESTING IN ACCOUNTS............................................................   40

         7.1      No Vested Rights Except as Herein Specified...........................   40
         7.2      Participant's Vested Interest--General Rule...........................   40
         7.3      Vested Percentage--Special Rules......................................   41
         7.4      Rollover and Plan Accounts............................................   42
         7.5      Alternate Payee Accounts..............................................   42

VIII.    PAYMENT OF PLAN BENEFITS; IN-SERVICE WITHDRAWALS;
         RESIGNATION OF BENEFICIARY.....................................................   43

         8.1      Retirement............................................................   43
         8.2      Method of Distribution Upon Retirement ...............................   43
         8.3      Death or Disability Prior to Termination of Employment................   44
         8.4      Death After Termination of Employment.................................   44
         8.5      Termination of Employment Prior to Normal Retirement Date--
                    Deferred Distribution...............................................   44
         8.6      Termination of Employment Prior to Normal Retirement Date--
                    Immediate Distribution..............................................   45
         8.7      Distributable Benefit; In-Service Withdrawals.........................   47
         8.8      Reserved for Plan Modifications.......................................   49
         8.9      Designation of Beneficiary............................................   49
         8.10     Facility of Payment...................................................   50
         8.11     Distribution to Alternate Payees......................................   50
         8.12     Additional Documents..................................................   50
VIII.    PAYMENT OF PLAN BENEFITS; IN-SERVICE WITHDRAWALS;
         RESIGNATION OF BENEFICIARY (CONTINUED)

         8.13     Reserved for Plan Modifications.......................................   50
         8.14     Direct Rollovers......................................................   51

IX.      OPERATION AND ADMINISTRATION OF THE PLAN; VOTING AND
         OTHER RIGHTS OF COMPANY STOCK..................................................   52

         9.1      Plan Administration...................................................   52
         9.2      Committee Powers......................................................   52
         9.3      Investment Manager....................................................   53
         9.4      Funding Policy........................................................   54



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
         9.5      Committee Procedure...................................................   54
         9.6      Compensation of Committee.............................................   54
         9.7      Resignation and Removal of Members....................................   55
         9.8      Appointment of Successors.............................................   55
         9.9      Records...............................................................   55
         9.10     Reliance Upon Documents and Opinions..................................   55
         9.11     Requirement of Proof..................................................   56
         9.12     Reserved for Plan Modifications.......................................   56
         9.13     Multiple Fiduciary Capacity...........................................   56
         9.14     Limitation on Liability...............................................   56
         9.15     Indemnification.......................................................   56
         9.16     Allocation of Fiduciary Responsibility................................   57
         9.17     Prohibition Against Certain Actions...................................   59
         9.18     Bonding and Insurance.................................................   59
         9.19     Voting and Other Rights of Company Stock..............................   59
         9.20     Plan Expenses.........................................................   61

X.       MERGER OF COMPANY; MERGER OF PLAN..............................................   62

         10.1     Effect of Reorganization or Transfer of Assets........................   62
         10.2     Merger Restriction....................................................   62

XI.      PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS...........................   63

         11.1     Plan Termination......................................................   63
         11.2     Discontinuance of Contributions.......................................   63
         11.3     Rights of Participants................................................   64

XI.      PLAN TERMINATION AND DISCONTINUANCE OF
         CONTRIBUTIONS (CONTINUED)

         11.4     Trustee's Duties on Termination.......................................   64
         11.5     Partial Termination...................................................   64
         11.6     Failure to Contribute.................................................   65

XII.     APPLICATION FOR BENEFITS.......................................................   66

         12.1     Application for Benefits; Claims Procedure............................   66
         12.2     Action on Application.................................................   66
         12.3     Appeals...............................................................   66

XIII.    LIMITATIONS ON ANNUAL ADDITIONS................................................   68

         13.1     Maximum Annual Additions..............................................   68



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
         13.2     Effect of Participation in Other Company Plans........................   68
         13.3     Incorporation by Reference of Code Section 415........................   69
         13.4     No Contractual Right to Excess Contributions..........................   69

XIV.     RESTRICTION ON ALIENATION; PARTICIPANT LOANS...................................   70

         14.1     General Restrictions Against Alienation...............................   70
         14.2     Nonconforming Distributions Under Court Order.........................   70
         14.3     Authorized Participant Loans..........................................   71

XV.      PLAN AMENDMENTS................................................................   75

         15.1     Amendments............................................................   75
         15.2     Retroactive Amendments................................................   75

XVI.     TOP-HEAVY PROVISIONS...........................................................   76

         16.1     Application...........................................................   76
         16.2     Criteria..............................................................   76
         16.3     Definitions...........................................................   76
         16.4     Adjustment to Fractions...............................................   78
         16.5     Vesting Requirements..................................................   79
         16.6     Minimum Contribution..................................................   79
         16.7     Ceiling on Includible Compensation....................................   80

XVII.    MISCELLANEOUS..................................................................   81

         17.1     No Enlargement of Employee Rights.....................................   81
         17.2     Mailing of Payments; Lapsed Benefits..................................   81
         17.3     Addresses ............................................................   82
         17.4     Notices and Communications............................................   82
         17.5     Reporting and Disclosure..............................................   83
         17.6     Governing Law.........................................................   83
         17.7     Interpretation........................................................   83
         17.8     Withholding For Taxes.................................................   83
         17.9     Limitation on Company, Committee and Trustee Liability................   83
         17.10    Successors and Assigns................................................   83
         17.11    Counterparts..........................................................   84
         17.12    No Implied Rights or Obligations......................................   84



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

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          CASH OR DEFERRED ARRANGEMENT



                                    ARTICLE I

                        NAME, EFFECTIVE DATE AND PURPOSES

        1.1 NAME AND EFFECTIVE DATE. Effective January 1, 1983, Science Applications International Corporation established the Science Applications International Corporation Cash or Deferred Arrangement ("Predecessor Plan"). The Predecessor Plan was amended and restated in its entirety effective January 1, 1987, and has been amended in several respects and has undergone restatements subsequent to that date. The plan established and adopted hereunder shall be known as the Science Applications International Corporation Cash or Deferred Arrangement ("Plan").

        1.2 PLAN PURPOSES. This Plan is designed to foster and expand employee ownership of Company Stock through a tax-qualified profit sharing plan for purposes of Code sections 401(a) and 501(a) which provides a vehicle whereby Eligible Employees of the Company may elect to defer the receipt of some portion of their income and, instead, to have those amounts contributed to the Plan on their behalf under a "cash or deferred arrangement" within the meaning of Code section 401(k).



                                     - 1 -
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                                   ARTICLE II

                                   DEFINITIONS

        2.1 ACCOUNTS. The term "Accounts" shall include the following Accounts that are maintained pursuant to the terms of this Plan:

               (a) The Plan Account opened and maintained for each Participant under Article VI for purposes of holding and accounting for Company Contributions representing Elective Deferrals, Qualified Matching Contributions, Catch-up Contributions or Additional Company Contributions held in the Plan Accounts and allocated to Participants.

               (b) The Matching Contribution Account opened and maintained for each Participant under Article VI for purposes of holding and accounting for Company Contributions which constitute matching contributions (other than Qualified Matching Contributions) held in such Accounts and allocated to Participants.

               (c) The Rollover Account (if any) maintained for each Participant who has made a Rollover Contribution pursuant to the provisions of Section 5.4.

               (d) The Alternate Payee Account (if any) maintained for each Alternate Payee who is awarded an interest in a Participant's benefits under the Plan pursuant to the provisions of Sections 6.11 and 14.2.

        2.1A ADDITIONAL COMPANY CONTRIBUTION. "Additional Company Contribution" shall mean a contribution by the Company pursuant to Section 4.3 that is intended to qualify as a qualified nonelective contribution pursuant to Code section 401(k)(3)(D)(ii)(II).

        2.2 ADJUSTMENT FACTOR. "Adjustment Factor" shall mean the cost of living adjustment factor or method prescribed by the Secretary of the Treasury under Code section 415(d) for years beginning after December 31, 1987, as applied to the items and in the manner prescribed by the Secretary of the Treasury.

        2.3 AFFILIATED COMPANY. "Affiliated Company" shall mean:

               (a) Any corporation that is included in a controlled group of corporations, within the meaning of Code section 414(b), that includes the Company;

               (b) Any trade or business that is under common control with the Company within the meaning of Code section 414(c);

               (c) Any member of an affiliated service group, within the meaning of Code section 414(m), that includes the Company; and



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               (d) Any entity required to be included under Code section 414(o).

        2.4 ALTERNATE PAYEE. "Alternate Payee" shall mean an individual awarded a portion of a Participant's benefits under the Plan pursuant to a qualified domestic relations order, as defined in Code section 414(p) and Section 14.2 of the Plan. Any limitation or condition imposed by the Plan upon a Participant or his rights hereunder shall, unless expressly indicated otherwise, also serve to limit or condition the rights of an Alternate Payee of the Participant's Account(s).

        2.5 ALTERNATE PAYEE ACCOUNT. "Alternate Payee Account" shall mean the account opened up and maintained to reflect the interest of an Alternate Payee under the Plan.

        2.6 ANNIVERSARY DATE. "Anniversary Date" shall mean the last day of each Plan Year.

        2.7 APPLICABLE VALUATION DATE. "Applicable Valuation Date" shall mean the most recent date on which the Trust Assets were valued in accordance with the rules of Article VI.

        2.8 ANNUAL ADDITION. "Annual Addition" shall mean "annual addition" as defined in Code section 415(c)(2).

        2.8A AVERAGE CONTRIBUTION PERCENTAGE. "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Participants who are in the Highly Compensated Employee group for the applicable Plan Year or the Nonhighly Compensated Employee group for the current Plan Year, as applicable. The Company has elected, in accordance with Code section 401(m)(2)(A), to use the current Plan Year rather than the preceding Plan Year to determine the Average Contribution Percentage of the Nonhighly Compensated Employee group.

        2.8B AVERAGE DEFERRAL PERCENTAGE. "Average Deferral Percentage" shall mean the average of the Deferral Percentages of the Participants who are in the Highly Compensated Employee group for the applicable Plan Year or the Nonhighly Compensated Employee group for the current Plan Year, as applicable. The Company has elected in accordance with Code section 401(k)(3)(A), to use the current Plan Year rather than such preceding Plan Year to determine the Average Deferral Percentage of the Nonhighly Compensated Employee group.

        2.9 BENEFICIARY. "Beneficiary" or "Beneficiaries" means the person or persons designated in Section 8.9 to receive the interest of a deceased Participant.

        2.10 BOARD OF DIRECTORS. "Board of Directors" shall mean the Board of Directors (or its delegate, to the extent the duties of the Board of Directors are delegated to such person) of Science Applications International Corporation as it may from time to time be constituted.



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

        2.11 BREAK IN SERVICE. "Break in Service" shall mean, with respect to an Employee, a calendar year in which the Employee completes no more than 425 Hours of Service.

        2.11A CATCH-UP CONTRIBUTION. "Catch-up Contribution" shall mean a contribution paid to the Trustee by the Company at the election of a Participant who has attained age 50 before the last day of the Plan Year and which is not reclassified as an Elective Deferral pursuant to Section 2.20A for the Plan Year. Effective January 1, 2002, an eligible Participant may elect to make a Catch-up Contribution to be withheld from his or her Compensation by the Company in lieu of receiving such amount as current Compensation. Such amount shall be nonforfeitable when made. Catch-up Contributions shall be made in accordance with, and subject to the limitations of, section 414(v) of the Code. Catch-up Contributions shall not be taken into account for purposes of complying with the required limitations of Section 402(g) and 415(c) of the Code. The Plan shall not be treated as failing to satisfy the provisions of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

        2.12 CODE. "Code" shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.

        2.13 COMMITTEE. "Committee" shall mean the Science Applications International Corporation Retirement Plans Committee described in Article IX.

        2.14 COMPANY. "Company" shall mean Science Applications International Corporation, or any successor thereof, if its successor shall adopt this Plan. In addition, unless the context indicates otherwise, as used in this Plan the term Company shall also mean and include any Affiliated Company (or other entity) that has been granted permission by the Board of Directors to participate in this Plan. This permission shall be granted upon such terms and conditions as the Board of Directors deems appropriate.

        2.15 COMPANY CONTRIBUTIONS. "Company Contributions" shall mean all amounts (whether in cash or other property, including Company Stock) paid by the Company into the Trust Fund established and maintained under the provisions of this Plan for the purpose of providing benefits for Participants and their Beneficiaries, and shall include Elective Deferrals, Qualified Matching Contributions, Additional Company Contributions, Company matching contributions, Catch-up Contributions and any Company Contributions to pay Plan expenses as provided in Section 6.8.

        2.16 COMPANY STOCK. "Company Stock" shall mean Class A Common Stock par value $.01 per share ("Class A Common Stock"), and to the extent accounted for pursuant to Section 4.2 of the Plan and solely for such purpose, shall also mean Class B Common Stock, par value $.05 per share ("Class B Common Stock"), of the Company.

        2.17 COMPENSATION.

               (a) For purposes of applying the limitation on Annual Additions pursuant to Article XIII of the Plan and determining whether the Plan is top heavy under Article XVI, "Compensation" shall include all of the following:

                      (i) An Employee's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income [including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Income Tax Regulations, section 1.62-2(c)];

                      (ii) In the case of an Employee who is an Employee within the meaning of Code section 401(c)(1) and the regulations thereunder, the Employee's earned income (as described in section 401(c)(2) and the regulations thereunder);

                      (iii) Amounts described in Code sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includible in the gross income of the Employee;

                      (iv) Amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Employee under Code section 217;

                      (v) The value of a nonqualified stock option granted to an Employee by the Company, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and

                      (vi) The amount includible in the gross income of the Employee upon making the election described in Code section 83(b).

                      (vii) Elective Deferrals under Code section 402(g)(3), Catch-up Contributions under Code section 414(v), and amounts contributed under Code sections 125 and 132(f) by the Company at the Employee's election that are not included in the Employee's gross income.

        Subsections (i) and (ii) above shall include foreign earned income [as defined in Code section 911(b)], whether or not excludible from gross income under section 911. Compensation described in subsection (i) above is to be determined without regard to the exclusions from gross income in Code sections 931 and 933. Similar principles will be applied with respect to income subject to Code sections 931 and 933 in determining Compensation described in subsection (ii) above.

        For purposes of this subsection 2.17(a), "Compensation" shall not include items such as:

                      (i) Company Contributions to a plan of deferred compensation that are not includible in the Employee's gross income for the taxable year in which contributed, or Company Contributions under a simplified employee pension [within the meaning of Code section 408(k)] to the extent such Contributions are excludible from gross income by the Employee, or any distributions from a plan of deferred compensation; however, any amounts received by an Employee pursuant to an unfunded nonqualified plan of deferred compensation are permitted to be considered as Compensation for Code section 415 purposes in the year the amounts are includible in the gross income of the Employee;

                      (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                      (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and

                      (iv) Other amounts that received special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee) or Company Contributions (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludible from the gross income of the Employee).

               (b) For purposes of determining who is a Highly Compensated Employee, "Compensation" shall be "Compensation" as defined in subsection (a) above, but determined without regard to Code sections 125, 402(e)(3) and 402(h)(1)(B) and, in the case of Company Contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b). Thus, Compensation for purposes of this subsection 2.17(b) includes elective or salary reduction contributions to the Company's FlexComp Plan, this Plan, or any tax-sheltered annuity, even for periods prior to January 1, 1998 (when such items are also includable under subsection 2.17(a)).

               (c) For purposes of determining the Contribution Percentage and Deferral Percentage of a Participant, "Compensation" shall mean the amount determined under this subsection 2.17(a).

               (d) For purposes of determining the amount that may be deferred as provided in Section 5.2(a), "Compensation" shall mean the Participant's salary or wages (as otherwise would be reflected in his regular payroll stub before reductions by amounts the Participant elects to defer pursuant to Section 5.1) plus one hundred percent (100%) of any cash bonuses paid to the Participant (or payable, but for an election by a Participant pursuant to Section 5.1) and exclusive of (i) any stock bonus regardless of whether it was fully vested when awarded and (ii) any taxable assignment allowances paid after December 31, 1992 to any Employee who is on assignment away from normal work location(s) and entitled to receive one or more taxable allowances or adjustments to Compensation based on such assignment.

               For Plan Years after 1993, the amount considered as Compensation for any purpose hereunder shall be limited to $150,000, adjusted by the Adjustment Factor pursuant to Code section 401(a)(17)(B), in Plan Years after 1994 as follows:

                      (i) The Adjustment Factor shall be determined using as a base period the calendar quarter beginning October 1, 1993; and

                      (ii) The increase, if any, in the limit for a particular Plan Year as compared with the next preceding Plan Year shall be rounded to the next lowest multiple of $10,000.

               For Plan Years after 2001, the amount considered as Compensation for any purpose hereunder shall be limited to $200,000, adjusted by the Adjustment Factor pursuant to Code section 401(a)(17)(B), in Plan Years after 2001 as follows:

                      (i) The Adjustment Factor shall be determined using as a base period the calendar quarter beginning July 1, 2001; and

                      (ii) The increase, if any, in the limit for a particular Plan Year as compared with the next preceding Plan Year shall be rounded to the next lowest multiple of $5,000.

        2.17A CONTRIBUTION PERCENTAGE. "Contribution Percentage" shall mean the ratio of the sum of the contributions listed below to the Plan made for the Participant to the Participant's Compensation for the Plan Year or, for the first Plan Year in which an Eligible Employee has satisfied the eligibility requirements of Section 3.1, Compensation for the portion of the Plan Year following such Participant's earliest possible Entry Date:

               (a) Company matching contributions; and

               (b) Additional Company Contributions, Qualified Matching Contributions and Elective Deferrals that are treated as matching contributions (and not counted in the Participant's Deferral Percentage).

        2.17B DEFERRAL PERCENTAGE. "Deferral Percentage" shall mean the ratio (expressed as a percentage) of (i) a Participant's Elective Deferrals (including Excess Deferrals) plus Qualified

Matching Contributions and Additional Company Contributions made on behalf of the Participant for the Plan Year to (ii) the Participant's Compensation for the Plan Year.

        2.18 DISABILITY. "Disability" or "Disabled" shall mean the status of disability determined conclusively by the Committee based on certification of disability by the Social Security Administration, effective upon receipt of such certification by the Committee.

        2.19 DISTRIBUTABLE BENEFIT. "Distributable Benefit" shall mean the Vested Interest of a Participant in this Plan that is determined and distributable to him in accordance with the provisions of Article VIII and which shall include his Vested Interest in his Plan Account, Matching Contribution Account and Rollover Account, if any. In the case of an Alternate Payee, the Distributable Benefit shall mean the Vested Interest in the Alternate Payee Account.

        2.20 EFFECTIVE DATE. The original effective date of this Plan was January 1, 1983. The effective date of any prior or subsequent amendments or restatements is the date specified therein or in any accompanying resolutions adopting such amendment. The rights of an Employee who has terminated employment shall be governed by the terms of the Plan in effect at the time of such termination, unless otherwise specified in any subsequent amendment.

        2.20A ELECTIVE DEFERRALS. "Elective Deferrals" shall mean contributions paid over by the Company to the Trustee at the election of a Participant in lieu of cash Compensation pursuant to Section 5.1. Except as otherwise provided in the following sentence, no amount that was designated or treated at the time of deferral or contribution as a Catch-up Contribution shall be treated as an Elective Deferral. If a Participant's Elective Deferrals for a Plan Year are less than both the dollar limitation of Code section 402(g) and the percentage limitation of Plan section 5.2(a), then all or part of the Participant's Catch-up Contribution shall be reclassified as an Elective Deferral to the extent of the unused dollar limitation or percentage limitation, whichever limit applies first.

        2.21 ELIGIBLE EMPLOYEE. "Eligible Employee" shall include any Employee except the following:

               (a) Any Employee who is covered by a collective bargaining agreement to which the Company or an Affiliated Company is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Company (or an Affiliated Company) and the collective bargaining representative, unless the collective bargaining agreement provides for coverage under this Plan.

               (b) Any Employee of an Affiliated Company who has not been granted permission by the Board of Directors to participate in this Plan.

               (c) Any Employee within a group or classification within the Company designated by the President, Chief Financial Officer, Controller, Treasurer or Senior Vice

President for Administration of the Company as ineligible for participation in this Plan. The designation of any such group or classification and the effective date of its ineligibility shall be communicated to the Committee in writing or in such other format as is acceptable to the Committee.

               (d) Any Employee who becomes an Employee on or after January 1, 1988 and who is hired or becomes an Employee as part of a division, operating unit, geographical location or other identified unit of the Company, unless such new group or classification, division, unit or location has been determined by the President, Chief Financial Officer, Controller, Treasurer, or Senior Vice President for Administration of the Company to be eligible for participation in this Plan. All such designations and determinations shall be communicated to the Committee in writing or in such other format as is acceptable to the Committee.

               (e) Any Employee who is a nonresident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)), unless the Employee is within a group or classification of nonresident alien Employees designated as eligible to participate in the Plan by the Board of Directors or its delegate.

               (f) Any Employee who is a Leased Employee.

               (g) Any individual who is not classified for the relevant eligibility period by the Company or Affiliated Company on its payroll records as an employee of the Company or Affiliated Company under Code section 3121(d) (including, but not limited to an individual classified by the Company or Affiliated Company as an independent contractor, a non-employee consultant or as an employee of an entity other than the Company or Affiliated Company), even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of an individual who was excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from treatment as an Eligible Employee for all periods prior to the date the Company determines that its classification of the individual was erroneous or should be revised or is otherwise required to revise such classification.

        2.22 EMPLOYEE. "Employee" shall mean each person currently employed as a common-law employee of the Company or Affiliated Company. For services performed after December 31, 1986 for purposes of determining the number or identity of Highly Compensated Employees and for purposes of the requirements of Code sections 414(n)(3)(A) and (B), the term "Employee" shall include any person who is a Leased Employee unless (i) such Leased Employees constitute less than 20% of the Company's nonhighly compensated workforce within the meaning of Code section 414(n)(5)(C)(ii) and (ii) such person is covered by a plan meeting the requirements of Code section 414(n)(5)(B).

        2.23 EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" shall mean each of the following:

               (a) The date on which an Employee first performs an Hour of Service in any capacity for the Company or an Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by the Company or the Affiliated Company.

               (b) In the case of an Employee whose employment is terminated and who is subsequently reemployed by the Company or an Affiliated Company, the term "Employment Commencement Date" shall also mean the first day following the termination of employment on which the Employee performs an Hour of Service for the Company or an Affiliated Company with respect to which he is compensated or entitled to compensation by the Company or Affiliated Company.

               Unless the Board of Directors or its delegate shall expressly determine otherwise, an Employee shall not, for the purposes of determining his Employment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company.

        2.23A ENTRY DATE. Effective January 1, 1999, "Entry Date" shall mean January 1, April 1, July 1 and October 1 of each Plan Year.

        2.24 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        2.24A EXCESS AGGREGATE CONTRIBUTIONS. "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of the aggregate amount of Company Contributions which constitute matching contributions as provided in Code section 401(m)(4) made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Code section 401(m)(2)(A).

        2.25 EXCESS CONTRIBUTIONS. "Excess Contributions" shall mean the aggregate amount of contributions with respect to a Plan Year which are taken into account in computing the Deferral Percentages of Highly Compensated Employees and which are actually made on behalf of such Employees in excess of the maximum amount of such contributions permitted under the nondiscrimination test set forth in Section 5.2(c) of the Plan.

        2.25A EXCESS DEFERRALS. "Excess Deferrals" shall mean the contributions made on behalf of a Participant under any qualified cash or deferred arrangements described in Code section 401(k), 408(k) or 403(b) for a calendar year which exceed the limitation set forth in Section 5.2(b) of the Plan and which are includible in the Participant's gross income under Code section 402(g).

        2.26 5% OWNER. "5% Owner" shall mean an individual who owns (or is considered as owning, within the meaning of Code section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.

        2.27 HIGHLY COMPENSATED EMPLOYEE. "Highly Compensated Employee" shall mean, with respect to Plan Years beginning after December 31, 1996 any Employee who:

               (a) was at any time a 5% Owner during the Plan Year or the preceding Plan Year or;

               (b) for the preceding Plan Year

                      (i) had Compensation in excess of $80,000 adjusted by the Adjustment Factor and;

                      (ii) if the Company elects the application of this clause for such preceding Plan Year, was in the top-paid group of Employees for such preceding Plan Year.

        For purposes of this Section 2.27, the "top paid group" shall be the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such Plan Year.

        Highly Compensated Employees shall also include any former Employee who was an active Highly Compensated Employee for either (1) such Employee's year in which he separated from service, or (2) any determination year ending on or after the Employee's fifty-fifth birthday. With respect to an Employee who separated from service prior to January 1, 1987, such Employee will be considered a Highly Compensated Employee only if such Employee was a 5% Owner or received Compensation in excess of $50,000 during (1) the year the Employee separated from service or the preceding year, or (2) any year ending before such Employee's fifty-fifth birthday.

        2.28 HOUR OF SERVICE.

               (a) "Hour of Service" of an Employee shall mean the following:

                      (i) Each hour for which the Employee is paid by the Company or an Affiliated Company (while it is an Affiliated Company) or entitled to payment for the performance of services as an Employee. An Employee will not be considered as being entitled to payment, for purposes of determining the computation period to which hours are to be credited, until the date the Company or Affiliated Company, as applicable, would normally make payment to the Employee for such hour based on normal payroll practices.

                      (ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he has terminated his Employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or a leave of absence, for which he is so paid or so entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

                      (iii) Each hour for which an Employee is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under paragraphs
(i) or (ii) above.

                      (iv) The term "Hour of Service" shall also include periods during which an Employee who was on an authorized noncompensated leave of absence as of December 31, 1987 continues on such authorized noncompensated leave of absence provided the Employee returns to the employ of the Company or an Affiliated Company immediately upon the termination of such leave of absence and provided that, for purposes of Section 7.1 (relating to vesting) no hours shall be credited pursuant to this paragraph (iv) until the Employee completes 850 Hours of Service (excluding any additional leaves of absence) in the twelve-month period beginning with the Employee's Employment Commencement Date immediately following such leave of absence.

                      (v) The term "Hour of Service" shall also include (for those purposes designated by the applicable officer specified below) hours credited to an Employee for service with a predecessor employer provided that such service has been approved by the President, Chief Operating Officer, or Senior Vice President for Administration of the Company for recognition under this Plan, which approval shall apply on a nondiscriminatory basis to all Employees with service during the recognition period for such predecessor employer.

               (b) Hours of Service under subsections (a)(ii), (a)(iii), and
(a)(iv) shall be calculated in accordance with Department of Labor Regulation 29 C.F.R. Section 2530.200b-2(b). Hours of Service shall be credited to the appropriate computation period according to the Department of Labor Regulation 29 C.F.R. Section 2530.200b-2(c).

               (c) In the event that an Employee receives credit for Hours of Service for a period during which no duties are performed (including sick leave, jury duty, vacations or other paid non-work periods), the Employee shall be deemed to have completed Hours of Service for each day or portion thereof during that period on the basis of what he would have been credited if he had worked his normal work schedule during such non-work period.

               (d) To the extent not otherwise credited under this Section 2.28, Hours of Service determined with respect to a Maternity or Paternity Absence shall be credited as follows: the Employee shall be credited (solely for purposes of Section 2.11) with those Hours of Service that otherwise would normally have been credited to such Employee but for such absence, except that
(i) the total number of Hours of Service so credited shall not exceed 426 and
(ii) such Hours of Service shall be credited as Hours of Service in the Plan Year in which the absence from work commences only if the Employee would be prevented from incurring a Break in Service in such Plan Year solely by virtue of such crediting, and shall otherwise be credited in the Plan Year immediately following the Plan Year in which the absence from work commences.

               (e) All Hours of Service and Years of Service relating to periods prior to January 1, 1990, shall be determined under the provisions of this Plan as in effect prior to January 1, 1990.

        2.29 INVESTMENT MANAGER. "Investment Manager" shall mean the one or more Investment Managers, if any, appointed pursuant to Section 9.3.

        2.30 LEASED EMPLOYEE. "Leased Employee" shall mean any person other than an Employee, who pursuant to an agreement between the Employer and a "leasing organization" has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services were performed under the primary direction or control of the Employer in accordance with Code section 414(n)(2)(C). A Leased Employee shall not be considered an Employee of the Employer if:

               (a) the Leased Employee is covered by a money purchase pension plan providing:

                      (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code sections 125, 402(e)(3), 402(h)(1)(B) or 403(b);

                      (ii) immediate participation; and

                      (iii) full and immediate vesting; and

               (b) Leased Employees do not constitute more than 20 percent of the Nonhighly Compensated Employees of the Employer.

        2.31 LIMITATION YEAR. "Limitation Year" shall mean the calendar year.

        2.31A MATCHING CONTRIBUTION ACCOUNT. "Matching Contribution Account" shall mean the account opened up and maintained for a Participant who receives Company matching contributions as provided for in Section 6.2.

        2.32 MATERNITY OR PATERNITY ABSENCE. "Maternity or Paternity Absence" shall mean an absence from work for any period by reason of (a) an Employee's pregnancy, (b) the birth of a child of such Employee, (c) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) the caring for a natural or adopted child for a period beginning immediately following such birth or placement.

        2.32A NONHIGHLY COMPENSATED EMPLOYEE. "Nonhighly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

        2.33 NORMAL RETIREMENT. "Normal Retirement" shall mean a Participant's termination of employment with the Company as a result of such Participant attaining his Normal Retirement Date.

        2.34 NORMAL RETIREMENT DATE. "Normal Retirement Date" shall be the day on which a Participant attains age 59-1/2.

        2.34A OPERATING COMMITTEE. "Operating Committee" shall mean the subcommittee of the Board of Directors with specified authority regarding Plan matters.

        2.35 PARTICIPANT. "Participant" shall mean any Eligible Employee who has satisfied the eligibility requirements set forth in Section 3.1 and has been enrolled in this Plan in accordance with procedures established by the Committee.

        2.36 PARTICIPATION COMMENCEMENT DATE. "Participation Commencement Date" shall mean the day on which an Employee's participation in this Plan commences in accordance with the provisions of Article III.

        2.37 PLAN. "Plan" shall mean the Science Applications International Corporation Cash or Deferred Arrangement herein set forth, and as it may be amended from time to time.

        2.38 PLAN ACCOUNT. "Plan Account" shall mean the account opened and maintained for each Participant pursuant to the provisions of Section 6.1.

        2.39 PLAN ADMINISTRATOR. "Plan Administrator" shall mean the administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be Science Applications International Corporation.

        2.40 PLAN YEAR. "Plan Year" shall mean the calendar year.

        2.41 QUALIFIED MATCHING CONTRIBUTION. "Qualified Matching Contribution" shall mean a contribution made on account of a Participant's Elective Deferrals pursuant to Section 4.3 and which is intended to qualify as a matching contribution pursuant to Code section 401(k)(3)(D)(ii)(I) and which is designated by the Committee to be included in the Deferral Percentage unless and to the extent designated by the Committee to be included, instead, in the Contribution Percentage.

        2.42 REQUIRED PAYMENT COMMENCEMENT DATE. "Required Payment Commencement Date" in the case of a Participant other than a 5% Owner, shall be the sixtieth day after the close of the latest Plan Year in which occurs:

               (a) The Participant's Normal Retirement Date;

               (b) The tenth anniversary of the date the Participant commenced participation in the Plan; or

               (c) The Participant's termination of employment with the Company or an Affiliated Company, unless a Participant elects, pursuant to procedures established by the Committee (which procedures may provide that no affirmative election is treated as an election to defer distribution), to defer distribution until no later than April 1 following the calendar year in which the Participant attains age 70-1/2.

        In the case of a 5% Owner (and in all cases after December 31, 1988 and prior to January 1, 1997), the Required Payment Commencement Date shall be April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not the Participant has retired. If a Participant becomes a 5% Owner after attaining age 70-1/2, the Required Payment Commencement Date shall not be later than the last day of the calendar year in which the Participant becomes a 5% Owner.

        2.43 ROLLOVER ACCOUNT. "Rollover Account" shall mean the account opened up and maintained for an Employee making a Rollover Contribution as provided for in Section 5.4.

        2.44 ROLLOVER CONTRIBUTION. "Rollover Contribution" shall mean a contribution to the Plan by an Eligible Employee of amounts which qualify for exclusion from gross income (a) pursuant to Code section 402(a), subject to the timing, maximum amount limitations, and other requirements of Code section 402(a), and (b) effective January 1, 2002, from an annuity contract described in Code section 403(b), and an eligible plan described in Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Effective January 1, 2002 an Eligible Employee may also be the surviving spouse.

        2.45 SUSPENDED PARTICIPANT. "Suspended Participant" shall mean any Participant who remains an Employee but who ceases to be eligible to participate in this Plan by virtue of ceasing to be an Eligible Employee. Status as a Suspended Participant shall commence as of the date such Participant ceases to be an Eligible Employee. A Suspended Participant shall not be deemed a Participant except for those purposes specified in this Plan or as required by law.

        2.46 TRUST AND TRUST FUND. "Trust" or "Trust Fund" shall mean the one or more trusts created for funding purposes under the Plan. The Trust Fund may be commingled for investment purposes with the assets of other qualified retirement plans maintained by the Company by investing through a master trust fund operated pursuant to a master trust agreement between the Company and the Trustee.

        2.47 TRUSTEE. "Trustee" shall mean, as of February 1, 1998, Vanguard Fiduciary Trust Company or any successor or other corporation acting as a trustee of the Trust Fund.

        2.48 VALUATION DATE. "Valuation Date" shall mean the date as of which the Trustee shall determine the value of the Assets in the Trust Fund and the value of each Account, which shall be the last day of each Plan Year and such other dates as may be determined in rules prescribed by the Committee, which rules may prescribe different dates for the various investment funds comprising the Trust Fund.

        2.49 VESTED INTEREST. "Vested Interest" shall mean the interest of a Participant in his Matching Contribution Account which has become vested in accordance with the rules of Article VII and the entire balance of his Plan Account and Rollover Account, if any. The Vested Interest of an Alternate Payee in his Alternate Payee Account shall be determined as set forth in Section 7.5.

        2.50 RESERVED FOR PLAN MODIFICATIONS.

        2.51 RESERVED FOR PLAN MODIFICATIONS.

        2.52 YEAR OF SERVICE.

               (a) "Year of Service" shall mean a computation period during which the Employee completes 850 or more Hours of Service. In no instance will an Employee receive more than one Year of Service with respect to services performed in a single computation period.

               (b) For purposes of determining eligibility to participate in Company matching contributions under Section 3.1(b), the relevant computation period shall be determined in accordance with the following rules:

                      (i) An Employee's initial computation period shall be the twelve-consecutive-month period beginning on the Employee's Employment Commencement Date.

                      (ii) An Employee's second (and all subsequent) computation periods shall be the calendar years commencing with the calendar year which includes (or starts on the same day as) the first anniversary of the Employee's Employment Commencement Date.

               (c) For purposes of vesting, the relevant computation period in all cases shall be the calendar year.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

        3.1 ELIGIBILITY TO PARTICIPATE.

               (a) Elective Deferrals and Rollover Contributions. Each Eligible Employee shall become eligible to participate in the Plan with regard to making Elective Deferrals or Rollover Contributions upon January 1, 1988, or his Participation Commencement Date which shall be the same as his Employment Commencement Date, if employed after January 1, 1988.

               (b) Company Matching Contributions. Every Eligible Employee shall satisfy the eligibility requirements to participate in the Plan with respect to Company matching contributions upon the later of the date specified in (i) or
(ii) below provided he is an Eligible Employee on such date:

                      (i) the Eligible Employee's twenty-first (21st) birthday (eighteenth (18th) birthday effective January 1, 2002); or

                      (ii) the later of:

                             (A) the date that is twelve (12) months after the
Eligible Employee's Employment Commencement Date; or

                             (B) the date as of which the Eligible Employee
completes a Year of Service (determined under the rules of Section 2.52).

               (c) The Committee may prescribe such rules as it deems necessary or appropriate regarding times and procedures for Participants to make elections to defer receipt of a portion of Compensation as provided in Section 5.1.

        3.2 COMMENCEMENT OF PARTICIPATION.

               (a) Each Eligible Employee in a group entitled to receive Company matching contributions under Section 6.5(d) shall be entitled to receive Company matching contributions relating to Elective Deferrals made on and after his Participation Commencement Date, which shall be the first Entry Date coincident with or following the satisfaction of the eligibility requirements of Section 3.1(b).

               (b) A former Participant who is reemployed by the Company as an Eligible Employee, or a Suspended Participant who again becomes an Eligible Employee, shall be entitled to commence participation in the Plan coincident with or following the next quarterly Entry Date after becoming an Eligible Employee.

               (c) The Committee may adopt rules and procedures regarding the actual pay period in which Elective Deferrals commence to be deducted from Compensation to accommodate administrative and payroll practices and issues.

               (d) Notwithstanding the foregoing provisions of this Section 3.2 to the contrary, in the event that service with a predecessor employer has been approved in accordance with Section 2.28(a)(v), the Entry Date for Eligible Employees for whom such service has been approved may be deferred by the Committee in the exercise of its discretion to allow a reasonable period of time for administrative procedures to become effective with respect to such Eligible Employees.

                                   ARTICLE IV

               TRUST FUND AND COMPANY CONTRIBUTIONS; VALUATION OF
               COMPANY STOCK CONTRIBUTED; INVESTMENT DIRECTION BY
                    PARTICIPANTS; COMPANY STOCK TRANSACTIONS
                            WITH DISQUALIFIED PERSONS

        4.1 TRUST FUND. The Company has established the Trust pursuant to a Trust Agreement under which the Trustee has agreed to hold and administer in trust all amounts previously accumulated under the Plan together with the additional funds deposited with the Trustee pursuant to the terms of this Plan. The Company shall have the authority to select the Trustee to act under the Trust Agreement and to enter into new or amended Trust agreements as it deems advisable.

        4.2 PERMISSIBLE TYPES OF PLAN INVESTMENTS. The assets of the Plan may be invested in the following types of assets as determined by the Committee:

               (a) Class A Common Stock, except to the extent Participant has instructed the Trustee to make, and the Trustee has made, a valid election to receive Class B Common Stock pursuant to the terms of the Plan of Reorganization and Agreement of Merger (the "1984 Plan of Reorganization") dated as of June 1, 1984 between the Company and its wholly owned subsidiary, Science Applications, Inc., in which event the Committee or its delegate shall keep records to reflect the number of shares of Class B Common Stock allocated to each Participant's Plan Account. No further allocation of Class B Common Stock shall be made by the Company to any such Class B Common Stock Account after the number of shares required to be allocated thereto pursuant to such election have been allocated in accordance with the terms of the 1984 Plan of Reorganization. The Committee, in its discretion, may direct the Trustee to hold up to one hundred percent (100%) of the assets of the Trust in Company Stock;

               (b) Other "Qualifying Employer Securities," as that term is defined in ERISA Section 407(d)(5);

               (c) "Qualifying Employer Real Property," as that term is defined in ERISA Section 407(d)(4);

               (d) Cash; or

               (e) Any other property that is a permissible plan investment under applicable law.

        The Board of Directors may determine that, in the event the Board of Directors makes such a determination, in accordance with the Company's philosophy of remaining, to the maximum extent feasible, an employee-owned company and of restricting stock ownership (both direct and indirect through the Company's various benefit plans) to Employees and designated consultants to the Company, Company Stock, or a fund within the Trust which holds Company Stock, shall not be an available investment option for any former Employee who, pursuant to Section 8.2 or 8.5, has deferred payment of his Distributable Benefit. In the event the Board of Directors makes such a determination, the Committee shall establish procedures to implement the foregoing restriction on investment in Company Stock or Company Stock Fund, including the timing and procedures for any fund-to-fund transfers, appropriate default options and, if considered appropriate, any transition rules.

        4.3 COMPANY CONTRIBUTIONS. The Company shall pay over to the Trustee in cash an amount equal to the aggregate of the amounts that each Participant elects (pursuant to Article V) to have contributed to the Plan on his behalf as Elective Deferrals and, if applicable, Catch-up Contributions. Such contributions shall be made as soon as practicable after such amounts are withheld from the Participant's Compensation but in any event within prescribed time requirements of applicable regulations. If necessary or appropriate, the Company, in its sole discretion, may make contributions to the Plan in excess of the amounts required under the preceding sentence as Qualified Matching Contributions, as Additional Company Contributions or as matching contributions which do not constitute Qualified Matching Contributions. These Company Contributions shall be made no later than the due date for filing the federal income tax return (including extensions) of the Company for the taxable year with respect to which the contribution is made. The Company may, in its discretion, make contributions at any time to defray Plans expenses as provided in Section 6.8.

        4.4 FORM OF COMPANY CONTRIBUTIONS. The Company Contributions to the Trust Fund shall be paid in cash, Company Stock, or such other property as the Board of Directors may from time to time determine.

        4.5 VALUATION OF COMPANY CONTRIBUTIONS IN THE FORM OF COMPANY STOCK. Company Stock contributed by the Company to the Trust Fund shall be valued using the rules set forth in Section 6.6(b)(ii).

        4.6 INVESTMENT OF COMPANY CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS. All contributions to the Plan (whether Company Contributions, Rollover Contributions or plan-to-plan transfers) shall be invested as provided in this Section 4.6. The Committee may establish a choice of investment alternatives from which each Participant may select in determining the manner in which his Plan Account, Matching Contribution Account (if any) and Rollover Account (if any) will be invested. The Committee shall prescribe procedures for investment of amounts allocated to an Alternate Payee Account. Company Contributions may be directed to be invested in a Company Stock fund within the Trust, subject to the direction of the Company.

        The Plan is designed to provide benefits largely through the long-term investment of Participant Accounts. It is not designed to serve as a vehicle for speculative investment, such as short-swing securities trades. Plan fiduciaries shall execute Participant-directed investment transactions, fund transfers, distributions and related transactions within a reasonable period of time after receiving proper instructions to do so, but neither the Plan nor Plan fiduciaries guarantee how promptly execution will commence or be completed.

               (a) If such investment alternatives are established, each Participant may elect to invest the assets of his Accounts in such alternatives at such time, in such manner, and subject to such restrictions as the Committee shall specify.

               (b) Separate funds within the Trust Fund shall be established to reflect the available alternatives, and separate subaccounts shall be established for each investment alternative selected by a Participant, and each such subaccount shall be valued separately.

               (c) The Committee, in its discretion, may permit Participants to transfer amounts from one investment alternative to one or more other investment alternatives. An election to transfer such amounts shall be made only at such time, in such manner, and subject to such restrictions as the Committee may specify. The Committee may provide that future contributions may be invested in a different investment alternative than amounts already accumulated in the Participant's Account(s).

               (d) The Committee shall prescribe rules relating to the investment of the assets in the Accounts of a Participant who fails to make an effective election, for any reason whatsoever, as to how all or a portion of his Accounts shall be invested.

               (e) The Committee shall provide notice by arranging for reports to Participants regarding the investment of their funds pursuant to their investment elections. Failure of a Participant to notify the Committee regarding implementation of his investment election within thirty (30) days following such notice shall be deemed to be an election to have the Accounts invested in the manner shown on such report, even if the manner of investment is different from that specified in the Participant's election form or investment instructions. If a Participant has not received a notice confirming his investment election (or change therein) and does not notify the Committee or its designated delegate within thirty (30) days of the date such election (or change) was to be effective, the Participant shall be deemed to have elected to have the Accounts invested in the manner in which they are in fact invested, even if that method differs from the Participant's election form or investment instructions.

        4.6A INVESTMENT OF ACCOUNTS OF PARTICIPANTS SUBJECT TO GOVERNMENTAL CONFLICT OF INTEREST RULES.

               (a) If a Participant, by virtue of his spouse's employment with the government or otherwise, is subject to governmental conflict of interest rules that would, in the opinion of the

General Counsel of the Company, require the Participant to divest himself of ownership of Company Stock, then, notwithstanding other Plan provisions, no portion of a Participant's Accounts may be invested in a Company Stock Fund and Company Contributions which would otherwise be directed to a Company Stock Fund within the Trust shall instead be invested from among the other Plan investment alternatives selected by the Participant.

               (b) The Committee may prescribe such procedures and rules as may be required or desirable to implement this Section 4.6A.

        4.7 IRREVOCABILITY. The Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company except that funds may be returned to the Company as follows:

               (a) In the case of a Company Contribution which is made by a mistake of fact, that contribution shall be returned to the Company within one
(1) year after such contribution is made.

               (b) All Company Contributions to the Plan are conditioned upon the deductibility of those contributions under Code section 404. To the extent a deduction is disallowed, the contribution shall, at the election of the Company, be returned to the Company within one (1) year after the disallowance.

        4.8 COMPANY, COMMITTEE AND TRUSTEE NOT RESPONSIBLE FOR ADEQUACY OF TRUST FUND.

               (a) Neither the Company, Committee nor Trustee shall be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid from the Trust assets, and neither the Company, the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan.

               (b) Except as required under the Plan or Trust or under Part 4 of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee, the Committee, or the Investment Manager (if applicable), and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

               (c) The Company expressly disavows any contractual obligation, implied or explicit, to make any contribution to the Plan or to contribute any specified amount.

        4.9 COMPANY STOCK TRANSACTIONS WITH DISQUALIFIED PERSONS. Acquisition or sale by the Plan of Company Stock or other qualifying employer securities (as defined in Section 407(a)(5) of ERISA) from or to a "disqualified person", as defined in Code section 4975(e)(2), shall be at a price which represents "adequate consideration," as defined in
Section 3(18) of ERISA or, in the event such Company Stock or other qualifying employer security is a marketable obligation, as defined in Section 407(e) of ERISA, at a price not less favorable to the Plan than the price determined under
Section 407(e)(1) of ERISA. No commission shall be charged to the Plan in connection with any such sale or acquisition. The determination as to whether or not such a sale or acquisition satisfies the requirements of this Section 4.9 shall be made by the Committee.

                                    ARTICLE V

                   ELECTIVE DEFERRALS, ROLLOVER CONTRIBUTIONS,
          PLAN-TO-PLAN TRANSFERS, LIMITATION ON MATCHING CONTRIBUTIONS
                              AND MILITARY SERVICE

        5.1 ELECTION. At dates established by the Committee, each Participant may elect, on forms prescribed by the Committee, to defer the receipt of a portion of his Compensation for that Plan Year and to have the deferred amount contributed directly by the Company to the Trust Fund as Elective Deferrals and, if applicable, Catch-up Contributions.

        5.2 AMOUNT SUBJECT TO ELECTION; NONDISCRIMINATION REQUIREMENT AND DISTRIBUTION OF EXCESS CONTRIBUTIONS.

               (a) The maximum percentage of an individual's Compensation that may be deferred subject to the election provided in Section 5.1 shall be eighteen percent (18%) and (effective January 1, 2002, twenty-five percent (25%)), subject to the provisions of Section 5.2(g). For purposes of this
Section 5.2(a), the amount of the individual's Compensation shall be determined prior to the reduction caused by the deferral (if any) of a portion of his Compensation pursuant to this Article V.

               (b) The maximum amount of Elective Deferrals contributed on behalf of a Participant under the Plan shall not exceed $7,000 (adjusted by the Adjustment Factor) during any calendar year. If, during a calendar year,

                      (i) the Employee participates in this Plan and one or more other plans with qualified cash or deferred arrangement described in Code section 401(k), 408(k)(6) or 403(b),

                      (ii) the Employee's Elective Deferrals under all such plans (including this Plan) exceed $7,000 (adjusted by the Adjustment Factor), and

                      (iii) all or any portion of such Employee's Elective Deferrals under this Plan constitute Excess Deferrals by virtue of an allocation and notification by the Employee pursuant to Code section 402(g)(2)(A)(i), such Excess Deferrals shall be distributed to such Employee as permitted by Code section 402(g)(2)(A)(ii). Prior to January 1, 2002 such Excess Deferrals were not distributable, notwithstanding that the Employee may request such distribution, but rather shall be held in the Trust Fund in the same manner as such Employee's Elective Deferrals which do not constitute Excess Deferrals.

               (c) The Committee shall determine if Excess Contributions exist (which shall be determined after determining Excess Deferrals) by recharacterizing Elective Deferrals as Excess Contributions to the extent necessary such that the remaining Elective Deferrals not so recharacterized satisfy the Average Deferral Percentage test of either paragraph (A) or (B) below (together referred to as the "ADP test").

                             (A) The Average Deferral Percentage of Participants
who are Highly Compensated Employees is not more than the Average Deferral Percentage for Nonhighly Compensated Employees multiplied by 1.25; or

                             (B) The Average Deferral Percentage of Participants
who are Highly Compensated Employees is not more than two hundred percent (200%) of the Average Deferral Percentage of Nonhighly Compensated Employees and is also not more than the Average Deferral Percentage of Nonhighly Compensated Employees plus two (2) percentage points.

        Excess Contributions for a Highly Compensated Employee shall be determined as follows:

                      (i) First, the Elective Deferrals of the Highly Compensated Employee with the highest dollar amount of Elective Deferrals is reduced to the extent necessary to satisfy the Average Deferral Percentage (ADP) test set forth in Section 5.2(c) above or to cause such Deferral Percentage to equal the Deferral Percentage of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals.

                      (ii) Second, this process is repeated until the ADP test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is then equal to the reduction in Elective Deferrals as provided above made to satisfy the ADP test.

        In determining the Average Deferral Percentage test of this Section 5.2(c), the Plan will take into account the Deferral Percentage of all eligible Employees. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan (i.e., to make Elective Deferrals) for all or a portion of the Plan Year and includes an Employee who would be a Participant but for the failure to make Elective Deferrals; an Employee whose eligibility to make Elective Deferrals has been suspended because of an election not to participate, a distribution or a loan; and an Employee who cannot make Elective Deferrals because of the Code section 415 limits on Annual Additions. In the case of an eligible Employee who makes no Elective Deferrals, the Deferral Percentage that is included in the Average Deferral Percentage test is zero.

               (d) Excess Contributions plus, if required by applicable regulations, any income and minus any loss allocable to such Contributions shall be distributed no later than the last day of each Plan Year to the Highly Compensated Employees to whose Accounts such

Excess Contributions were allocated for the preceding Plan Year for which such contributions were allocated. Excess Contributions shall be treated as Annual Additions. The income or loss allocable to such Contributions shall include the income or loss for the Plan Year for which the Excess Contributions were made and income or loss for the period between the end of the Plan Year and the date of the distribution. Such income or loss shall be determined pursuant to procedures established by the Committee consistent with Code section 401(k)(8)(A) and Income Tax Regulations, Section 1.401(k)-1(f)(4).

               (e) Distribution of Excess Contributions (plus income and minus loss thereon if required by applicable regulations) shall be made on the basis of the respective portions of the Excess Contributions attributable to each Highly Compensated Employee. Distribution shall be made first from the Plan Accounts of the Highly Compensated Employees whose Elective Deferrals represent the highest dollar amount of Elective Deferrals for the Plan Year. No distribution shall be made of Excess Contributions to any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher dollar amount of Elective Deferrals. Any decrease in the amount of Elective Deferrals to be made on behalf of a Participant or a distribution of Excess Contributions under this subsection (e) will also be effective for purposes of determining the amount of Qualified Matching Contributions, if any, to be allocated to such Participant under Section 6.5(d) below.

               (f) The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary deferrals described in Code section 402(g)(3)(A) or qualified nonelective contributions described in Code section 401(m)(4)(C) allocated on his or her behalf under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or any Affiliated Company shall be determined as if all such deferrals and contributions were made under a single arrangement.

               (g) The Committee may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Participant may elect to defer and the timing of such an election. These rules may prescribe a maximum percentage of Compensation that may be deferred, or may provide that the maximum percentage of Compensation that a Participant may defer will be a lower percentage of his Compensation above a certain dollar amount of Compensation than the maximum deferral percentage below that dollar amount of Compensation. These rules shall apply to all individuals eligible to make the election described in Section 5.1, except to the extent that the Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees.

               (h) The Committee may, in its discretion, estimate, as soon as is reasonably possible prior to the close of the Plan Year, the extent (if any) to which deferral treatment under Code section 401(k) may not be available to any Participant (or class of Participants). If, pursuant to these estimates by the Committee, a Participant (or a class of Participants) is not eligible for deferral treatment for any or all of the amounts deferred pursuant to the election set forth above in Section 5.1, then the Committee may authorize a suspension of Elective Deferrals made pursuant to the provisions of Article V. This suspension shall be made pursuant to rules promulgated by the Committee. These rules may include provisions authorizing the suspension of Elective Deferrals above a specified dollar amount of Compensation, or any other means that the Committee believes will help to ensure that deferral treatment will be available for all Participants.

               (i) In the event that the Committee determines that an amount to be deferred pursuant to the election provided in Section 5.1 would cause the Company Contributions under this and any other tax-qualified retirement plan maintained by the Company or any Affiliated Company to exceed the applicable deduction limitations contained in Code section 404, or to exceed the maximum Annual Addition determined in accordance with Article XIII, the Committee may treat such amount in accordance with the rules set forth above in Section 5.2(h).

        5.3 TERMINATION OF, CHANGE IN RATE OF, OR RESUMPTION OF DEFERRALS.

               (a) A Participant may at any time submit on form(s) or in such format as prescribed by the Committee a request to the Committee that he wishes to terminate, alter the rate of, or resume his Elective Deferrals made pursuant to this Article V.

               (b) This request for termination, alteration, or resumption shall be effective as soon as practicable, subject to Section 5.2(h).

        5.4 ROLLOVER CONTRIBUTIONS FROM OTHER PLANS. An Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 3.1, may transfer to the Trust Fund a Rollover Contribution pursuant to procedures approved by the Committee. The Committee shall develop such procedures and may require such information from an Employee desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of a Rollover Contribution. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account. Such Account shall be one hundred percent (100%) vested in the Employee, shall be valued in accordance with Section 6.6, but shall not share in Company Contribution allocations. Upon termination of employment, the total amount of the Rollover Account shall be treated as part of the Employee's "Distributable Benefit" under Section 8.7 and distributed in accordance with Sections 8.1 through 8.7, as applicable.

        Upon such transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

        5.5 PLAN-TO-PLAN TRANSFERS. In its sole discretion, the Committee may authorize (subject to procedures established by the Committee) the Plan to accept a transfer, from a plan qualified under Code section 401(a), of a Participant's Account balance under such transferee plan. Any such transfer shall be allocated to a specified Account of the Participant as determined by the Committee.

        To the extent required by Code section 411(d)(6), and pursuant to procedures established by the Committee, an Account balance transferred pursuant to this Section 5.5 shall retain optional forms of benefit payments that were applicable to such Account balance prior to the transfer to the Plan.

        5.6 LIMITATION ON COMPANY MATCHING CONTRIBUTIONS. Excess Aggregate Contributions (which shall be determined after determining Excess Deferrals and Excess Contributions) shall be reduced or distributed as provided below to the extent necessary to satisfy one of the tests described in paragraphs (i) or (ii) below, taking into account the Average Contribution Percentages of all Eligible Employees in the Highly Compensated Employee group or Nonhighly Compensated Employee group, as applicable. For this purpose, an Eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Company matching contributions pursuant to Section 4.3 and includes: an Employee who would be entitled to receive Company matching contributions but for the failure to make Elective Deferrals. In the case of an Eligible Employee who is eligible but who makes no Elective Deferrals and who receives no Company matching contributions, the Contribution Percentage that is to be included in determining the Average Contribution Percentage is zero.

               (a) The Average Contribution Percentage of Highly Compensated Employees who are Eligible Employees is not more than the product of 1.25 and the Average Contribution Percentage of Nonhighly Compensated Employees; or

                      (i) The Average Contribution Percentage of Highly Compensated Employees who are Eligible Employees is not more than the lesser of:

                      (ii) Two hundred percent (200%) of the Average Contribution Percentage of Nonhighly Compensated Employees; and

                             (A) The Average Contribution Percentage of
Nonhighly Compensated Employees plus two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe in order to prevent the multiple use of the alternative limitation with respect to any Highly Compensated Employee.

                      (iii) For Fiscal Years beginning after December 31, 1988, if any Highly Compensated Employee is eligible to make elective salary deferrals under a cash or deferred arrangement and to make after-tax Employee contributions or to receive matching contributions under the Plan or any other plan maintained by the Company, the disparity between the Average Contribution Percentage of the Highly Compensated Employee group and the Nonhighly Compensated Employee group shall be reduced as provided in Income Tax Regulations, Section

1.401(m)-2. Effective for Plan Years beginning on and after January 1, 2002, the multiple use test described in Income Tax Regulations, Section 1.401(m)-2 shall cease to apply.

        Excess Aggregate Contributions (and income thereon if required by applicable regulations) shall be distributed to the appropriate Highly Compensated Employees (or forfeited, if forfeitable) after the close of the Fiscal Year in which the Excess Aggregate Contributions arose and in any event within twelve (12) months after the close of such Fiscal Year. Excess Aggregate Contributions shall be treated as Annual Additions. In the event of a complete termination of the Plan during a Plan Year in which Excess Aggregate Contributions arose, such distributions shall be made after the date of termination of the Plan and as soon as administratively feasible, but in no event later than the close of the twelve-month period following the date of such termination. The income allocable to Excess Aggregate Contributions shall be equal to the sum of the allocable gain or loss for the Fiscal Year and the allocable gain or loss for the period between the end of the Fiscal Year and the date of distribution. Income includes all earnings and appreciation, including such items as interest, dividends, rents, royalties, gains from sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized. A corrective distribution of Excess Aggregate Contributions (and income thereon if required by applicable regulations) may be made without regard to any notice or consent that otherwise would be required under sections 411 and 417 of the Code.

        The amount of Excess Aggregate Contributions for a Highly Compensated Employee shall be determined as follows: First, the matching contributions of the Highly Compensated Employee with the highest Contribution Percentage is reduced to the extent necessary to satisfy the Average Contribution Percentage test set forth above or cause such Contribution Percentage of the Highly Compensated Employee with the next highest dollar amount of matching contributions. Second, this process is repeated until the Average Contribution Percentage test set forth above is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is then equal to the reduction in matching contributions as determined above.

                      (iv) Distribution of Excess Aggregate Contributions (plus income and minus loss thereon if required by applicable regulations) shall be made on the basis of the respective portions of the Excess Aggregate Contributions attributable to each Highly Compensated Employee. Distribution shall be made first from the Plan Accounts of the Highly Compensated Employees whose Excess Aggregate Contributions represent the highest dollar amount of Excess Aggregate Contributions for the Plan Year. No distribution shall be made of Excess Aggregate Contributions to any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher dollar amount of Excess Aggregate Contributions.

                      (v) Distributions or forfeitures, as applicable, of Excess Aggregate Contributions shall be made from the Participant's Matching Contribution Account. No distribution shall be made of Excess Aggregate Contributions to any Highly Compensated

Employee as long as any other Highly Compensated Employee has a higher dollar amount of matching contributions.

               (b) Special Rules.

                      (i) The Contribution Percentage of a Highly Compensated Employee who is eligible to participate in two or more plans maintained by the Company or an Affiliated Company to which matching contributions, or elective salary deferrals (with respect to the same Compensation) are made shall be aggregated for purposes of determining such Employee's Contribution Percentage.

                      (ii) If this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then Section 5.6 shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated only if they have the same plan year.

        The determination and treatment of the Contribution Percentage of any Employee shall satisfy any other requirements prescribed by the Secretary of the Treasury.

        For Fiscal Years beginning after December 31, 1988, no benefit other than matching contributions shall be conditioned (directly or indirectly) upon the Employee's election to make or not to make Participant Elective Deferrals under the Plan. The preceding sentence shall not apply to any matching Contribution made on account of such election under a plan described in section 125(c) of the Code in lieu of an elective salary deferral to a qualified cash or deferred arrangement.

        5.7 MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

        5.8 ALTERNATIVE TESTING GROUPS AND METHODS.

               (a) In determining whether the ADP test (under Section 5.2) and/or Average Contribution Percentage test (under Section 5.6) is or are satisfied, the Committee has elected to test separately those Employees who would not be eligible to participate if the Plan imposed a minimum one Year of Service and minimum age twenty-one (21) requirement for eligibility.

               (b) In applying the ADP test (under Section 5.2) and Average Percentage Contribution test (under Section 5.6), the Plan shall use the current year testing method for the 1997 testing year and subsequent years unless and until changed by the Committee to the prior year method consistent with procedures prescribed by the Internal Revenue Service pursuant to Code sections 401(k)(3)(A) and 401(m)(2)(A).

                                   ARTICLE VI

                      ACCOUNTING AND ALLOCATION PROCEDURES

        6.1 PLAN ACCOUNTS. The Committee shall open and maintain a separate Plan Account for each Participant in the Plan who made Elective Deferrals.

        6.2 MATCHING CONTRIBUTION ACCOUNTS. The Committee shall open and maintain a separate Matching Contribution Account for each Participant in the Plan who is or has been allocated Company matching contributions.

        6.3 ROLLOVER AND TRANSFER ACCOUNTS. The Committee shall open and maintain a separate account for each Participant in the Plan who has made a Rollover Contribution or plan-to-plan transfer to the Plan.

        6.4 ALTERNATE PAYEE ACCOUNT. The Committee shall open and maintain a separate Alternate Payee Account for each Alternate Payee who is awarded benefits under this Plan pursuant to a qualified domestic relations order.

        6.5 ALLOCATION OF COMPANY CONTRIBUTIONS.

               (a) All Company Contributions representing Elective Deferrals shall be allocated to Participants' Plan Accounts within thirty (30) days following their contribution to the Trust.

               (b) All Company Contributions which constitute Qualified Matching Contributions shall be allocated to Participant's Plan Accounts within ninety
(90) days following their contribution to the Trust.

               (c) All Company Contributions for a particular Plan Year which constitute Additional Company Contributions shall be held on an unallocated basis until allocated to Participants' Plan Accounts as provided under this Plan. Prior to allocation, these contributions shall not be adjusted for any income, gain or loss thereon, which shall be allocated separately pursuant to
Section 6.8.

               (d) Company matching contributions (i.e., matching contributions which do not constitute Qualified Matching Contributions) shall be allocated to the Matching Contribution Accounts of Participants who have made Elective Deferrals during the Plan Year as follows:

                      (i) No allocation shall be made to groups or classifications of Employees within the Company designated by the President, Chief Financial Officer, Controller, Treasurer or Senior Vice President for Administration of the Company as ineligible for Company matching contributions. The designation of any such group or classification and the prospective effective date of the applicability of the non-allocation of Company matching contributions shall be communicated to the Committee, in writing or in such other format as permitted by the Committee;

                      (ii) In no event shall any Company matching contribution be allocated with respect to Elective Deferrals in excess of ten percent (10%) of Compensation;

                      (iii) Subject to subsection (ii) above, to the extent of the first $2,000 of Elective Deferrals by a Participant other than as described in subsection (i) above, an amount of Company matching contributions equal to fifty percent (50%) of such Elective Deferrals shall be allocated to that Participant; and

                      (iv) Subject to subsection (ii) above, to the extent of Elective Deferrals of more than $2,000 by a Participant other than as described in subsection (i) above, an amount of Qualified Matching Contributions equal to fifteen percent (15%) of such Elective Deferrals shall be allocated to that Participant.

               (e) Company contributions in the form of Additional Company Contributions shall be allocated so as to allow the Plan to satisfy the nondiscrimination test set forth in Code section 401(k)(3)(A)(ii) and Section 5.2(c) of the Plan. Subject to the limitations of Article XIII of this Plan and to the requirements of Code sections 401(k)(3)(A)(ii) and 401(k)(3)(C)(ii)(II), Additional Company Contributions shall be allocated as an equal dollar amount to Plan Accounts of all Eligible Employees who (i) are Nonhighly Compensated Employees, (ii) are employed during the Plan Year for which such allocation is made, and (iii) either already have, or would otherwise have (without regard to an allocation of Additional Company Contributions) for such Plan Year, a Plan Account established for their benefit. Such allocation shall be made on or before the due date of the Company's Federal income tax return for the fiscal year with which or within which such Plan Year ends.

        The Company may determine to make no allocation of Additional Company Contributions with respect to a group or classification of Employees within the Company (who otherwise would be Eligible Employees entitled to such an allocation) designated by the Chief Operating Officer, Chief Financial Officer, Controller, or Treasurer of the Company. The designation of any such group or classification and the effective date of the ineligibility for allocation of Additional Company Contributions shall be communicated in writing to the Committee.

               (f) Company Contributions which constitute Qualified Matching Contributions shall be allocated to the Plan Accounts of Participants who are Nonhighly Compensated Employees and who have made Elective Deferrals during the Plan Year as follows:

                      (i) No allocation shall be made to groups or classifications of Employees within the Company designated under Section 6.5(d) above as ineligible for Company matching contributions.

                      (ii) In no event shall any Qualified Matching Contribution be allocated with respect to Elective Deferrals in excess of ten percent (10%) of Compensation;

                      (iii) Subject to subsection (ii) above, Qualified Matching Contributions shall be allocated in proportion to the Elective Deferrals of eligible Participants.

               (g) Company Contributions pursuant to Section 6.8 shall not be allocated to Accounts of Participants but (together with any gains or income thereon) shall be applied to defray Plan expenses.

               (h) In no event shall amounts be allocated which would cause the limitation on Annual Additions set forth in Article XIII to be exceeded.

               (i) Company Contributions in the form of Company Stock shall be allocated to the Accounts of the Participants based on the fair market dollar value of such contributed Company Stock as determined under the provisions of
Section 6.6(b)(ii), unless a different valuation method shall be required under the applicable Treasury Regulations.

        6.6 VALUATION OF ACCOUNTS.

               (a) Within ninety (90) days after each Valuation Date, within ninety (90) days after the removal or resignation of the Trustee, and at such other times as determined by the Committee, the Trustee shall value the assets of the Trust on the basis of fair market values. If the assets cannot be valued within the sixty-day period specified in the preceding sentence, the assets shall be valued as soon thereafter as is practicable.

               (b) As soon as is reasonably possible after receipt of these valuations from the Trustee, the Committee shall value the Accounts of each Participant, Suspended Participant and Alternate Payee as of the applicable Valuation Date so as to reflect the current fair market value of each Account as of such Valuation Date. The valuation provisions of this Section 6.6 shall be applied and implemented in accordance with the following rules:

                      (i) If separate subaccounts have been established for separate investment alternatives, each subaccount shall be valued separately and the total value of a Participant's Account(s) shall equal the total value of his interest in each of the respective subaccounts in which his Account(s) have been invested.

                      (ii) Company Stock allocated and credited to an account or subaccount, or to a separate fund within the Trust Fund in which Participants' Accounts or subaccounts are invested as provided in Section 4.6, as well as Company Stock held on an unallocated basis in the Trust Fund, shall be valued as of the applicable Valuation Date, according to the following rules:

                             (A) Company Stock acquired by the Trust Fund with
cash shall initially be valued at the purchase price paid for such stock. On any subsequent Valuation Date, such Company Stock, as well as all other Company Stock held in, or contributed to, the Trust Fund, shall be valued in accordance with Section 6.6(b)(ii)(B) or 6.6(b)(ii)(C) below, as applicable.

                             (B) If any Company Stock does not consist of
securities listed on a national securities exchange, or traded on a regular basis, as determined by the Company, in the over-the-counter market, the fair market value of such stock shall be determined using the Formula Price for such stock, as described in the August 24, 1987 Prospectus for Science Applications International Corporation (or the most recent prospectus that supersedes that prospectus), in effect with respect to the applicable Valuation Date. The Committee may at any time, and from time to time, change the method of determining the fair market value of Company Stock, provided that the replacement method is consistent with applicable provisions of ERISA and the Code. A Participant, Beneficiary or Alternate Payee shall have no right to have a particular valuation method applied (or continue to be applied) to his Account(s).

                             (C) If any Company Stock consists of securities
listed on a national securities exchange, fair market value of such Company Stock shall be considered to be equal to the closing price of such Company Stock (as reported in the consolidated transaction reporting system, or if not so reported, as reported on the principal exchange market for such Company Stock by such exchange or on any system sponsored by such exchange) on the trading day immediately preceding the day applicable Valuation Date. If any Company Stock consists of securities traded on a regular basis, as determined by the Company, in the over-the-counter market, the fair market value of such Company Stock shall be considered to be equal to the average between the high bid price and the low asked price quoted by the automatic quotation system of a securities association registered under the federal securities laws for the trading day immediately preceding the applicable Valuation Date.

                      (iii) The fair market value of any guaranteed interest contract, trust or fund holding such a contract, or similar program entered into between an insurance company and the Plan shall be determined based on the principal amount of such contract or program, plus the amount of the guaranteed interest or other increase in value which is paid or credited to the Plan pursuant to such contract or program. The provisions of this subparagraph (iii) shall apply to an investment alternative established under Section 4.6 which is invested in such a contract or program.

                      (iv) To the extent that a Participant's Account is invested in a regulated investment company offered as an investment alternative under the Trust, the value of that portion of the Account shall be valued, pursuant to rules prescribed by the Committee, based on the unit or share value of the regulated investment company on the applicable Valuation Date.

               (c) The Company, the Committee and Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant's Account shall at any time equal or exceed the amount previously contributed thereto, or that any valuation or accounting method or practice will continue to be applied.

               (d) Allocation of Company Stock Received Pursuant to Stock Dividends, Splits, Recapitalizations, Etc. Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which the stock is received by the Trustee in the same manner as the Company Stock to which it is attributable is then allocated.

               (e) Allocation of Stock Rights, Warrants or Options.

                      (i) In the event any rights, warrants or options are issued on Company Stock held in the Trust Fund, the Trustee shall exercise them for the acquisition of additional Company Stock as directed by the Committee and to the extent that cash is then available in the Trust Fund.

                      (ii) Any Company Stock acquired in this fashion shall be treated as Company Stock purchased by the Trustee for the net price paid and shall be allocated in the same manner as the funds used to purchase the Company Stock were or would be allocated under the provisions of this Plan, pursuant to directions of the Committee.

                      (iii) Any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Committee, be sold by the Trustee and the proceeds allocated in accordance with the source of the Company Stock with respect to which the rights, warrants or options were issued.

               (f) Allocation of Cash Dividends and Other Distributions Received in the Trust Fund.

                      (i) All cash dividends paid to the Trustee with respect to Company Stock that has been allocated to an Account (if any) as of the date the dividend is received by the Trustee shall be allocated to such Account. If the Company Stock in the Trust Fund is held in a Company Stock fund as an investment alternative pursuant to Section 4.6, such that Participants have an interest in such Company Stock only indirectly through an interest in such fund held in a subaccount, the cash dividends shall be allocated to such fund and shall thereafter be invested in accordance with the investment practices of such fund, and shall not be allocated directly to a Participant's Account or subaccount.

                      (ii) All cash dividends paid to the Trustee with respect to unallocated Company Stock shall be allocated as provided in Section 6.8.

                      (iii) Other distributions received by the Trustee with respect to investments of the Trust shall be allocated to the applicable fund(s) established pursuant to Section 4.6, as prescribed by the Committee.

        6.7 ALLOCATION OF FORFEITURES. The treatment of all amounts that are forfeited by reason of the termination of the employment of a Participant shall be governed by the following rules:

               (a) Forfeitures shall be used to offset Company matching contributions and allocated to the Matching Contribution Accounts of those Participants who are entitled to receive an allocation of Company matching contributions for the Plan Year according to the rules of Section 6.5.

               (b) No forfeitures shall be allocated to any Plan Account, Rollover Account or Alternate Payee Account.

               (c) The forfeitures to be allocated shall be the amount of forfeitures occurring since the next preceding allocation under this Section 6.7 and prior to the date prescribed by the Committee as the cutoff date for such allocation.

               (d) Pending allocation, forfeitures shall be accounted for in the same manner as Company Contributions and shall be adjusted for income, gain or loss on such forfeitures.

               (e) In the event that amounts are forfeited by reason of the termination of employment of a Participant, shares of Class B Common Stock, if any, which may be held in such Participant's Matching Contributions Account (or, indirectly, through a Participant's interest in a Company Stock fund in which his Account is invested) shall be sold by the Trustee to the Company for cash equal to its fair market value, determined as of the date of such sale, and the cash proceeds thereof shall be allocated with the other assets held in such Participant's Plan Account pursuant to the provisions of this Section 6.7. Alternatively, as determined by the Committee, such shares shall be retained in the Trust and allocated pursuant to this Section 6.7. In determining whether Common Stock to be forfeited is Class A or Class B Common Stock, the first-in, first-out method shall be applied.

        6.8 ALLOCATION OF INCOME OR LOSS ON UNALLOCATED COMPANY CONTRIBUTIONS; COMPANY CONTRIBUTIONS TO DEFRAY PLAN EXPENSES. At the time Company Contributions are allocated to Plan Accounts, the income, gain or loss on unallocated Company Contributions, adjusted for any Plan expenses paid or accrued as of the end of the Plan Year preceding the actual allocation date (except for Plan expenses paid through Company Contributions pursuant to the following sentence), shall be allocated to those Participants eligible to receive an allocation of

Additional Company Contributions for such Plan Year, pro rata, according to each such Participant's entitlement to such allocation. The Company may, in its discretion, make a Plan Contribution at any time for the purpose of defraying Plan expenses. Such contribution shall be used to defray Plan expenses and shall not be allocated to Accounts of Participants.

        6.9 ACCOUNTING PROCEDURES. The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Accounts provided for in this Article VI, as well as the implementation of investment direction by Participants pursuant to Section 4.6 and transfers between or distributions from subaccounts established pursuant to Section 4.6(b). From time to time the Committee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts in accordance with the general concepts of the Plan and the provisions of this Article VI.

        A Participant, Beneficiary or Alternate Payee shall have no contractual or other right to have a particular accounting procedure or convention apply, or continue to apply, and the Committee shall be free to alter any such procedure or convention without obligation to any Participant, Beneficiary or Alternate Payee, consistent with the requirements of Code section 411(d)(6).

        6.10 SUSPENDED PARTICIPANTS. The Accounts of each Suspended Participant shall be held intact and shall be valued on each Valuation Date as provided in
Section 6.6, but shall not receive any allocation of Company Contributions; provided, however, that if the Participant completes, during the Plan Year in which he becomes a Suspended Participant, 850 or more Hours of Service during such Plan Year, his Plan Account shall participate in the allocation of Additional Company Contributions for such Plan Year, if he otherwise would have been eligible for such an allocation.

        6.11 ACCOUNTING FOR INTEREST OF AN ALTERNATE PAYEE. In the event an Alternate Payee is awarded an interest in the Plan benefits of a Participant pursuant to a qualified domestic relations order, as defined in Section 14.2, such interest shall be separated into one or more separate Accounts and accounted for under rules prescribed by the Committee, pending distribution to the Alternate Payee.

                                   ARTICLE VII

                               VESTING IN ACCOUNTS

        7.1 NO VESTED RIGHTS EXCEPT AS HEREIN SPECIFIED. No Participant, Beneficiary or Alternate Payee shall have any vested right or interest to, or any right of payment of, any assets of the Trust Fund, except as provided in this Plan. Neither the making of any allocations nor the crediting of any amounts to the Account of a Participant, Beneficiary or Alternate payee shall vest in any Participant, Beneficiary or Alternate payee any right, title, or interest in or to any assets of the Trust Fund.

        7.2 PARTICIPANT'S VESTED INTEREST--GENERAL RULE.

               (a) Subject to the provisions of Section 7.2(b) and Section 7.3, the Vested Interest of each Participant or Suspended Participant in his Matching Contribution Account established pursuant to Section 6.2 shall be equal to the amount determined by multiplying the balance in the Account on the applicable date by the Vested Percentage determined in accordance with the rules of Section
7.3 and the following schedule:

        YEARS OF SERVICE                                       VESTED PERCENTAGE
        ----------------                                       -----------------
        Less than three years                                           0%
        Three years but less than four years                           25%
        Four years but less than five years                            50%
        Five years hut less than six years                             75%
        Six years or more                                             100%

        (b) The Vested Interest of each Participant or Suspended Participant in his Matching Contribution Account who has service after January 1, 2002 shall be equal to the amount determined by multiplying the balance in the Account on the applicable date by the Vested Percentage determined in accordance with the rules of Section 7.3 and the following schedule:

        YEARS OF SERVICE                                       VESTED PERCENTAGE
        ----------------                                       -----------------
        Less than one year                                              0%
        One year but less than two years                               20%
        Two years but less than three years                            40%
        Three years but less than four years                           60%
        Four years but less than five years                            80%
        Five years or more                                            100%

        7.3 VESTED PERCENTAGE--SPECIAL RULES. The determination of a Participant's or Suspended Participant's Vested Percentage in his Matching Contribution Account shall be subject to the following special rules:

               (a) During an Employee's period of employment with the Company or an Affiliated Company including periods while on an approved leave of absence or a Maternity or Paternity Absence), in the event of his death, Disability, attainment of Normal Retirement Date, or a judicial declaration of his mental incompetence, the Employee's Vested Percentage shall become one hundred percent (100%), regardless of his number of Years of Service.

               (b) A former Employee who is reemployed by the Company or an Affiliated Company, prior to incurring five consecutive Breaks in Service shall have his Vested Percentage determined as if he had not terminated employment (subject to the provisions of Section 8.6). If a former Employee incurs five consecutive Breaks in Service, amounts forfeited from his Matching Contribution Account shall remain forfeited and shall not be restored, and his Years of Service prior to such period of five consecutive Breaks in Service shall (subject to subparagraph (c) below) count only towards his Vested Percentage applicable to allocations to his Matching Contribution Account credited after such period of five consecutive Breaks in Service.

               (c) If an Employee whose Vested Percentage is zero upon his initial Break in Service incurs five or more consecutive Breaks in Service, his Years of Service accumulated before the commencement of any such period of consecutive Breaks in Service shall not be taken into account for purposes of determining the Vested Percentage in his Matching Contribution Account at any time or for any purpose. An Employee's aggregate Years of Service shall not include any Years of Service not required to be taken into account under this
Section 7.3(c) by reason of any Prior Break in Service.

               (d) No Employee shall be given credit for any Years of Service performed before the computation period (as determined in accordance with Section 2.52) during which the Employee attained the age of 18.

               (e) In the event of a divestiture of an operating group or division, the Operating Committee or the Operating Committee's designee may, in their sole discretion, determine, with respect to Eligible Employees whose employment with the Company terminates as a result of such divestiture and in lieu of the otherwise applicable determination of Vested Percentage specified in this Article VII, (1) treat the Eligible Employees' Vested Percentage as 100%, notwithstanding their Years of Service prior to termination; or (2) treat such Eligible Employees as Suspended Participants but credit Years of Service with the new employer to whom such group is divested for purposes of determining such Eligible Employees' Vested Percentage. Any such determination for a particular group or division shall not bind the Company in any way with respect to any subsequent determination relating to a different group or division. In the event of a subsequent divestiture from the new employer, the Operating

Committee or the Operating Committee designee may make a similar determination regarding vesting acceleration.

               (f) In the event the Plan is amended to change any vesting schedule under the Plan, each Participant having no less than three Years of Service shall be permitted to elect, within a reasonable period after the adoption of such amendment, to have his vested percentage determined under the Plan without regard to such amendment.

               (g) The Vested Percentage of any Participant who was an Employee as of December 31, 1994 shall be 100%.

               (h) In order to comply with a government contract, or for other business reasons, the President, Chief Operating Officer, or Senior Vice President for Administration of the Company may determine, with respect to a designated category of Eligible Employees within a group or classification within the Company, including, without limitation, a group of newly Eligible Employees acquired through an acquisition, and in lieu of the otherwise applicable determination of such Employees' Vested Percentage specified in this
Article VII, (1) to treat the Eligible Employees' Vested Percentage as 100%, notwithstanding their Years of Service; or (2) to apply a more liberal vesting schedule than the schedule described in Section 7.2 for purposes of determining such Eligible Employees' Vested Percentage. The designation of any such group or classification and the effective date of the method of determining the Vested Percentage shall be communicated to the Committee in writing or in such other format as is acceptable to the Committee. Any such determination for a particular group shall not bind the Company in any way with respect to any subsequent determination relating to a different group.

        7.4 ROLLOVER AND PLAN ACCOUNTS. The Vested Interest of each Participant in his Plan Account and Rollover Account shall at all times be the entire balance in each such Account.

        7.5 ALTERNATE PAYEE ACCOUNTS. In the event that an Alternate Payee is awarded an interest in the Matching Contribution Account of a Participant whose Vested Percentage in such Account is less than 100%, the Vested Percentage at any time of the Alternate Payee in that portion of the Alternate Payee Account attributable to such awarded interest shall be the same percentage as the Participant's Vested Percentage in his Matching Contribution Account at that time, determined in accordance with Sections 7.1 through 7.3.

                                  ARTICLE VIII

                PAYMENT OF PLAN BENEFITS; IN-SERVICE WITHDRAWALS;
                           RESIGNATION OF BENEFICIARY

        8.1 RETIREMENT.

               (a) A Participant may retire from the employment of the Company on or after his Normal Retirement Date, consistent with Company policies.

               (b) If the Participant continues in the service of the Company beyond his Normal Retirement Date with the consent of the Company consistent with applicable legal requirements, he shall continue to participate in the Plan in the same manner as Participants who have not reached their Normal Retirement Dates, provided that payment of his Distributable Benefit shall commence no later than his Required Payment Commencement Date. At the subsequent termination of the Participant's employment, his Distributable Benefit shall be based upon the value of his Accounts as of the Applicable Valuation Date determined with reference to his date of termination of employment as though that were his Normal Retirement Date.

        8.2 METHOD OF DISTRIBUTION UPON RETIREMENT.

               (a) Upon retirement a Participant shall be entitled to a lump-sum distribution of his entire Distributable Benefit.

               (b) Payment of the lump-sum distribution shall be made as soon as practicable following the Participant's request made after the Normal Retirement Date provided the Participant consents to any distribution prior to the Participant attaining age 62 and provided further that, in any event, such distribution shall be made no later than the Required Payment Commencement Date.

                (c) Any distribution form under the Plan other than a lump-sum option shall be eliminated at the "effective time" described below. Thereafter, the only distribution form permitted with respect to amounts in a Participant's Account shall be a lump-sum distribution; provided, however, that any payment in a lump-sum shall be made in a manner that is otherwise identical to the distribution form that is being eliminated, including, by way of illustration, the date or event as of which such distribution form was available and without imposing any condition on eligibility for such lump-sum distribution form that did not apply to such distribution form.

                      The "effective time" that a distribution form is eliminated as described in paragraph (c) above shall be the earliest of the following dates:

                      (1) the 90th day following notice to affected Participants in the form of a summary of material modifications or an updated summary plan description; or

                      (2) January 1, 2003.

        8.3 DEATH OR DISABILITY PRIOR TO TERMINATION OF EMPLOYMENT.

               (a) Upon the death of a Participant during his employment, or in the event that the Committee shall determine that a Participant has suffered a Disability while an Employee of the Company, the Committee shall direct the Trustee to make a distribution of the Participant's Distributable Benefit to the Participant's Beneficiary determined under Section 8.9 (in the event of death), or to the disabled Participant (in the event of Disability).

               (b) The form of the Distributable Benefit shall be a lump-sum distribution, payable within one hundred twenty (120) days after the close of the Plan Year in which the death of the Participant occurs, or in which he is determined to be Disabled, as the case may be, subject to proof of death or Disability satisfactory to the Committee.

        8.4 DEATH AFTER TERMINATION OF EMPLOYMENT. Upon the death of a former Participant after his retirement, Disability or other termination of employment, but prior to the distribution of his Distributable Benefit to which he is entitled, the Committee shall direct the Trustee to make a distribution of the balance to which the deceased Participant was entitled, to the Participant's Beneficiary determined under Section 8.9, such payment to be made within one hundred twenty (120) days after the close of the Plan Year in which the death of the Participant occurs, notwithstanding any elections previously made by the Participant.

        8.5 TERMINATION OF EMPLOYMENT PRIOR TO NORMAL RETIREMENT DATE--DEFERRED DISTRIBUTION. Except as otherwise provided in Section 8.3 or 8.6, the following rules of this Section 8.5 shall apply in the case of a Participant whose employment with the Company terminates prior to his Normal Retirement Date:

               (a) The Participant's Accounts shall continue to be valued pursuant to Section 6.6, but no further allocations of Company Contributions under Article VI shall be made to such Account, except for an allocation of Company Contributions representing Elective Deferrals made prior to termination and Company matching contributions related thereto.

               (b) The Participant's Distributable Benefit shall be distributed to him in a lump-sum distribution not later than one hundred twenty (120) days after the Participant requests such distribution pursuant to rules prescribed by the Committee, except as provided in Section 8.5(e) or 8.6, but in any event not later than the Required Payment Commencement Date.

               (c) In the case of a distribution described in Section 8.5(b), the nonvested portion of the Participant's Matching Contribution Account shall be forfeited as of the time of distribution.

               (d) If the Participant is reemployed by the Company or an Affiliated Company on (or before) the Anniversary Date of the Plan Year in which his fifth consecutive Break in Service occurs, and does not incur five consecutive Breaks in Service, then:

                      (i) If no distribution of this Distributable Benefit following his termination of employment had occurred, no forfeiture shall occur upon such reemployment;

                      (ii) If a distribution of his Distributable Benefit had previously been made following his termination of employment (and a forfeiture of the nonvested portion of his Plan Account pursuant to Section 8.5(c)), then the Participant shall have the repayment-restoration right set forth in Sections 8.6(b)(ii) and (iii).

               (e) Distribution of benefits under Section 8.5(b) to a Participant whose Distributable Benefit exceeds (or at the time of any prior distribution exceeded) $3,500 ($5,000 effective January 1, 1998) may be made prior to age 62 only with the consent of the Participant.

               (f) In lieu of receiving his entire Distributable Benefit in a single lump-sum distribution as provided in this Section 8.5, a Participant on or after attaining age 59-1/2 may elect, on or after May 1, 1998, to receive a distribution of that portion of his Account(s) that is not invested in the Company Stock Fund within the Trust, while leaving in the Plan the remaining portion which is invested in the Company Stock Fund until a later distribution prior to the Requirement Payment Commencement Date. Any such partial withdrawal shall be subject to such limitations and restrictions as may be imposed by Committee rule.

        8.6 TERMINATION OF EMPLOYMENT PRIOR TO NORMAL RETIREMENT DATE--IMMEDIATE DISTRIBUTION.

               (a) A Participant whose employment with the Company terminates prior to his Normal Retirement Date shall have his Distributable Benefit, if any, paid to him within twelve months of the date of his termination of his employment if:

                      (i) The Distributable Benefit, if any, is $3,500 ($5,000 effective January 1, 1998) or less; or

                      (ii) He so elects (pursuant to rules prescribed by the Committee).

               (b) In the above-described cases, the following rules shall apply:

                      (i) The nonvested portion of his Matching Contribution Account shall be forfeited as of the date that his Vested Interest is distributed to him. In the case of a Participant with no Vested Interest in his Matching Contribution Account, the forfeiture shall occur within one year of his termination of employment.

                      (ii) If the Participant is reemployed by the Company or an Affiliated Company prior to his incurring his fifth consecutive Break in Service or on (or before) the Anniversary Date of the Plan Year in which his fifth consecutive Break in Service occurs, the Participant shall be entitled to have the entire portion of his Matching Contribution Account (including the nonvested portion) reinstated by repaying the total amount distributed to him. Such reinstatement shall be made from current forfeitures or, if necessary, from Company Contributions and shall not be treated as an Annual Addition. However, this repayment must be made prior to the earlier of (i) five years from the date of reemployment or (ii) five consecutive Breaks in Service after the distribution of the Vested Interest in his Plan Account following such termination of employment, provided he is an Eligible Employee during that period. If such repayment is not made, then the previously forfeited amounts shall not be restored to the Participant's Matching Contribution Account.

                      (iii) In the case of a repayment made pursuant to the rules of Section 8.6(b)(ii) above:

                             (A) The Participant shall not be required to pay
any interest charge upon the amounts repaid by him; and

                             (B) The nonvested portion of his Matching
Contribution Account (which was not distributed to him) shall not be adjusted for gains or losses during the period between the forfeiture and the repayment of the distributed amount.

                      (iv) In the case of a Participant with no Vested Interest in his Matching Contribution Account who is reemployed prior to incurring five consecutive Breaks in Service, his entire nonvested Account (unadjusted for gains or losses during the period between the date of his forfeiture and the date of his reemployment) shall be reinstated upon his reemployment, without regard to the repayment requirement of subsection (iii) above.

                      (v) In no event shall a Participant who has received a distribution which includes the balance in his Plan Account and/or Rollover Account be entitled either to repay the Plan or to have the balance in such Plan Account or Rollover Account reinstated upon reemployment by the Company or an Affiliated Company. However, if the previous distribution otherwise qualifies for a Rollover Contribution, the Participant may make a Rollover Contribution upon reemployment.

        8.7 DISTRIBUTABLE BENEFIT; IN-SERVICE WITHDRAWALS.

               (a) A Participant's "Distributable Benefit" shall be distributable in the form of cash or, if elected in accordance with Section 8.14, by trustee-to-trustee transfer.

               (b) For purposes of determining the amount of Distributable Benefit that will be distributed to a Participant or Beneficiary pursuant to the rules of this Article VIII, the value of the Participant's Account shall be determined in accordance with rules prescribed by the Committee. However, the value of the Participant's Account shall be increased or decreased (as appropriate) by any contributions or distributions properly allocable under the terms of this Plan to his Account that occurred on or after the Applicable Valuation Date or for any other reason were not otherwise properly reflected in the valuation of his Account on such Valuation Date.

               (c) Neither the Committee, the Company, nor the Trustee shall have any responsibility for any increase or decrease in the value of a Participant's Account as a result of any valuation made under the terms of this Plan after the date of his termination of employment and before the date of the distribution of his Account to him or his Beneficiary. Also, neither the Committee, the Company, nor the Trustee shall have any responsibility for failing to make any interim valuation of a Participant's Account between the date of distribution to the Participant of his Account and the immediately preceding Valuation Date, even though the Plan Assets may have been revalued in that interim for a purpose other than to revalue the Accounts under this Plan.

               (d) Additionally, a Participant shall be entitled to make withdrawals from his Plan Accounts after the date on which he attains the age of 59-1/2 even though his employment with the Company has not yet been terminated. Further, a Participant may withdraw amounts attributable to Elective Deferrals and Catch-up Contributions made to this Plan prior to attaining age 59-1/2, upon incurring a Hardship as determined by the Committee, provided that no amount representing earnings in such account after December 31, 1988, may be withdrawn. A withdrawal will be deemed on account of Hardship only if the distribution is made on account of an immediate and heavy financial need and is necessary to satisfy such financial need. Any withdrawal made pursuant to this Paragraph (d) shall be made in accordance with rules prescribed by the Committee that are consistent with Regulations under Code section 401(k), and the following rules:

                      (i) The determination of whether an Employee has an immediate and heavy financial need is to be made by the Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Employee if the distribution is on account of:

                             (A) Medical expenses (as described in Code section
213(d)) of the Employee, his dependent(s) (as defined in Code section 152) not covered by insurance;

                             (B) Purchase of the principal residence for the
Employee;

                             (C) Payment of tuition and related education fees
for the next twelve months of post-secondary education for the Employee or the Employee's spouse, children or dependents (as defined in Code section 152);

                             (D) The need to prevent the eviction from the
Employee's principal residence or foreclosure on the mortgage of the Employee's principal residence; or

                             (E) Other financial circumstances as the Committee
may determine, consistent with applicable regulations and rulings of the Treasury Department and the Internal Revenue Service.

                      (ii) To receive a Hardship withdrawal, the following requirements must first be met by the applicant:

                             (A) The applicant must sign the forms provided by
the Committee and certify all information requested on that form;

                             (B) The applicant must have withdrawn, or must
withdraw at the same time that an application for Hardship withdrawal is submitted, all in-service withdrawals from balances in this Plan and all other Company retirement plans;

                             (C) The applicant must have applied for all
eligible loans from those Company retirement plans which permit Participant loans;

                             (D) The Hardship withdrawal normally cannot be less
than $500.00; and

                             (E) The applicant must suspend all Elective
Deferrals for twelve (12) months (six (6) months for Hardship withdrawals on and after January 1, 2002) after receiving the Hardship withdrawal pursuant to rules prescribed by the Committee.

                      (iii) In the event that a Participant has elected to have his Plan Account invested in more than one investment alternative pursuant to the rules of Section 4.6, then the withdrawal shall be made pro rata from the subaccounts in which his Account is invested.

                      (iv) The timing of the payment of the withdrawal shall be made as soon as practicable following the request in accordance with the rules established by the Committee.

               (e) A Participant's Distributable Benefit from his Rollover Account, if any, shall be distributed in the same fashion as provided in subsection 8.5(a)-(e), 8.6(a)-(b) or 8.7(a)-(d), as applicable.

        8.8 RESERVED FOR PLAN MODIFICATIONS.

        8.9 DESIGNATION OF BENEFICIARY.

               (a) Subject to the provisions of Section 8.9(e), each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his Distributable Benefit in the Trust Fund in the event of his death before receipt of his entire interest in the Trust Fund. This designation is to be made on the form prescribed by and delivered to the Committee or its delegate.

               (b) Subject to the provisions of Section 8.9(e), a Participant shall have the right to change or revoke any such designation by filing a new designation or notice of revocation with the Committee or its delegate. Subject to the provisions of Section 8.9(e), no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

               (c) If a deceased Participant shall have failed to designate a Beneficiary, if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, if for any reason the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant (and no legally effective contingent Beneficiary shall have been named), any distribution required to be made under the provisions of this Plan shall be payable to the Participant's estate (except as provided in Section 8.9(e)), and the estate shall be considered the Beneficiary under this Plan.

               (d) In the event that the deceased Participant was not a resident of California at the date of his death, the Committee, in its discretion, may require the establishment of ancillary administration in California. In the event that a Participant shall predecease his Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, the distribution shall be payable to the Beneficiary's estate.

               (e) If a Participant shall be married at the time of his death, the designation by the Participant under Section 8.9 of a person other than the current Spouse as his Beneficiary shall not take effect (and the entire Distributable Benefit shall be paid to such Spouse) (i) unless the Spouse of the Participant consents in writing to such designation, and the Spouse's consent acknowledges the effect of such designation and is witnessed by a Member of the Committee (or its delegate), a notary, or (ii) unless it is established to the satisfaction of the Committee that such consent is not required because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

               (f) The Company, the Committee and the Trustee shall have no duty to determine whether a Beneficiary designation or spousal consent made pursuant to this Section 8.9 was an informed designation or consent or was freely given, and shall be entitled to rely upon the Beneficiary form filed with the Committee or its delegate, as well as such other documents as may be required pursuant to
Section 8.12, and shall be under no duty or obligation to protect the rights of a spouse or former spouse of a Participant, except as may be required by law.

        8.10 FACILITY OF PAYMENT. If any payee under the Plan is a minor or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of the payee. Any payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

        8.11 DISTRIBUTION TO ALTERNATE PAYEES. If an Alternate Payee is entitled to a distribution of benefits from this Plan pursuant to a qualified domestic relations order, as defined in Section 14.2, the benefits payable to such Alternate Payee shall be distributed pursuant to such qualified domestic relations order under rules or procedures described by the Committee. If permitted by applicable law and regulations, the Committee may require or permit immediate distribution of such benefits to an Alternate Payee at any time following the determination by the Committee that such an order is a qualified domestic relations order. In the event that an Alternate Payee dies prior to receipt of the amounts due him from an Alternate Payee Account, such amounts shall be distributed to the estate of the Alternate Payee as soon as practicable following the date such amounts would have been distributed to such Alternate Payee.

        8.12 ADDITIONAL DOCUMENTS.

               (a) The Committee or Trustee, or both, may require (and rely upon) the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII.

               (b) The Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Committee or Trustee, or both, may deem appropriate as protection against possible liability for State or Federal death taxes attributable to any death benefits.

        8.13 RESERVED FOR PLAN MODIFICATIONS.

        8.14 DIRECT ROLLOVERS.

               (a) This applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.14, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution made payable directly to an eligible retirement plan specified by the distributee in a direct rollover.

                      (i) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of 10 years or more; (b) any distribution to the extent such distribution is required under Code section 401(a)(9); (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such portion is transferred in a direct trustee-to-trustee transfer to a qualified trust which is part of a plan which is a defined contribution plan and which agrees to separately account for amounts so transferred, including separate accounting for the portion which is includible in gross income and the portion which is not so includible; and (d) any hardship distribution as defined in Code section 401(k)(2)(B)(i)(IV) for distributions after December 31, 1998. If approved by the Committee in its sole discretion, an eligible rollover distribution may include active loans from the Participant's Plan Account.

                      (ii) Eligible Retirement Plan. An eligible retirement plan is a retirement plan that accepts the distributee's eligible rollover distribution and is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). However in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                      (iii) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternative payee under a qualified domestic relations order, as defined in Code section, are distributees with regard to the interest of the spouse or former spouse.

                      (iv) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE IX

                    OPERATION AND ADMINISTRATION OF THE PLAN;
                    VOTING AND OTHER RIGHTS OF COMPANY STOCK

        9.1 PLAN ADMINISTRATION.

               (a) Authority to control and manage the operation and administration of the Plan is hereby allocated to the Committee.

               (b) The members of the Committee shall be appointed by the Board of Directors and shall hold office until resignation, death or removal by the Board of Directors.

               (c) For purposes of ERISA Section 402(a), the Committee, the Trustee and any Investment Manager appointed pursuant to Section 9.3 shall be Named Fiduciaries of this Plan.

               (d) The Secretary of the Committee shall cause to be maintained in the office of the Committee for the purpose of inspection an accurate schedule listing the names of all persons from time to time serving as members of the Committee and all Named Fiduciaries of the Plan.

        9.2 COMMITTEE POWERS. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:

               (a) To allocate fiduciary responsibilities (other than trustee responsibilities) among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section 9.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "trustee responsibilities" as used herein shall have the meaning set forth in Section 405(c) of ERISA. The preceding provisions of this Section 9.2(a) shall not limit the authority of the Committee to appoint one or more Investment Managers in accordance with Section 9.3.

               (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

               (c) To employ such legal, actuarial, medical, accounting, clerical, administrative and ministerial and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

               (d) To establish rules and regulations from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan.

               (e) To administer, interpret, construe and apply this Plan and the Plan's claims procedure and to decide all questions which may arise or which may be raised under this Plan by any employee, Participant, former Participant, Beneficiary, Alternate Payee or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled on or after the Effective Date hereof.

               (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be distributed.

               (g) To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange, or lease any property, real or personal, which the Committee may designate. This shall include the right to direct the investment of all or any part of the Trust in any one security or any one type of securities permitted hereunder. Among the securities which the Committee may direct the Trustee to purchase are "employer securities" as defined in Code section 409(1) or any successor statute thereto.

               (h) To select alternative investment options from which Participants may select from in determining investment of their Accounts, and to establish rules and procedures regarding such investment options.

               (i) To satisfy accounting, auditing, record keeping, insurance, bonding and reporting and disclosure requirements.

               (j) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

               Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries and any Alternate Payees. All discretionary powers conferred upon the Committee shall be absolute, but shall be exercised in a uniform and nondiscriminatory manner.

        9.3 INVESTMENT MANAGER.

               (a) The Committee, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

               (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(1) of ERISA.

               (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company nor the Committee shall thereafter have any responsibility for the management of those assets, except to the extent such power or responsibility shall have been reserved to the Company or Committee in the documents governing the relationship between or among the Plan, the Company and the Investment Manager.

        9.4 FUNDING POLICY.

        The Committee, in its sole discretion, may establish or determine a funding policy for the Plan consistent with the objectives of the Plan and the requirements of ERISA. In determining any such funding policy, the Committee shall take into account, at a minimum, not only the long-term investment objectives of the Trust Fund, but also the short-run needs of the Plan to pay benefits.

        9.5 COMMITTEE PROCEDURE.

               (a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

               (b) The Committee may designate certain of its members as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the designated members. The Trustee, Company, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

        9.6 COMPENSATION OF COMMITTEE.

               (a) Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who is an Employee receive compensation from the Plan for his services as a member of the Committee.

               (b) All members shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee.

               (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee.

        9.7 RESIGNATION AND REMOVAL OF MEMBERS. Any member of the Committee may resign at any time by giving written notice to the other members and to the Board of Directors effective as therein stated. Any member of the Committee may, at any time, be removed by the Board of Directors.

        9.8 APPOINTMENT OF SUCCESSORS.

               (a) Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor.

               (b) Notice of appointment of a successor member shall be given by the Secretary of the Company in writing to the Trustee and to the members of the Committee.

               (c) Upon termination, for any reason, of a Committee member's status as a member of the Committee, the member's status as a Named Fiduciary shall concurrently be terminated, and upon the appointment of a successor Committee member the successor shall assume the status of a Named Fiduciary as provided in Section 9.1.

        9.9 RECORDS. The Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.

        9.10 RELIANCE UPON DOCUMENTS AND OPINIONS.

               (a) The members of the Committee, the Board of Directors, the Company and any Employee of the Company delegated under the provisions hereof to carry out any fiduciary responsible under the Plan ("Delegated Fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The members of the Committee, the Board of Directors, the Company and any Delegated Fiduciary shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance from any such consultant or firm or corporation which employs one or more consultants, trustee, or counsel.

               (b) Any and all such things done or actions taken or suffered by the Committee, the Board of Directors, the Company and any Delegated Fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, Alternate Payees and any other persons whomsoever, except as otherwise provided by law.

               (c) The Committee and any Delegated Fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

        9.11 REQUIREMENT OF PROOF. The Committee or the Company may, in its (or their) sole discretion, require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, Beneficiary or Alternate Payee, and no benefits under this Plan need be paid until the required proof shall be furnished.

        9.12 RESERVED FOR PLAN MODIFICATIONS.

        9.13 MULTIPLE FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

        9.14 LIMITATION ON LIABILITY.

               (a) Except as provided in Part 4 of Title I of ERISA, neither the Corporation, the Board of Directors (or any member thereof), nor the Committee (or any member thereof) shall be subject to any liability with respect to his duties under the Plan unless he or it acts fraudulently or in bad faith.

               (b) Neither the Corporation the Board of Directors (or any member thereof) nor the Committee (or any member thereof) shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

               (c) Neither the Corporation, the Board of Directors (or any member thereof), the Committee (or any member thereof), nor the Trustee shall be liable to the extent relief from liability is provided pursuant to Section 404(c) of ERISA.

               (d) The Corporation in this Plan document does not intend to create additional fiduciary liability, or to characterize actions or responsibilities as fiduciary in nature, beyond that required by ERISA or other applicable law.

        9.15 INDEMNIFICATION.

               (a) To the extent permitted by law, the Company hereby indemnifies each member of the Board of Directors and the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person.

               (b) The preceding right of indemnification shall be in addition to any other right to which the Board of Directors or Committee member or other person may be entitled as a matter of law or otherwise.

               (c) The following additional provisions apply to the right of indemnification:

                      (i) The Company shall promptly pay all legal costs and expenses covered by this indemnification;

                      (ii) The Company's indemnification obligation survives the termination of the Plan, the termination of employment of any indemnified party and the termination of an indemnified party's fiduciary status under the Plan;

                      (iii) The Company's indemnification obligation is not reduced as applied to acts or omissions occurring prior to any reduction in future indemnification rights nor prior to a date at least 90 days after notice of such indemnification reduction is given to the affected indemnified party, unless such party consents in writing;

                      (iv) The Company's indemnification obligation exists until a final decision (by a court or arbitrator) is rendered to the effect that the individual acted fraudulently or in bad faith; in which case the indemnified party shall be obligated to repay all benefits provided under this Section 9.15;

                      (v) All related costs, claims and expenses, including those, if any, incurred in enforcing the indemnification provisions, are covered by this indemnification obligation.

        9.16 ALLOCATION OF FIDUCIARY RESPONSIBILITY.

               (a) Section 405(c) of ERISA permits the division, allocation and delegation among Plan fiduciaries of the fiduciary responsibilities owed to the Plan Participants and Beneficiaries. Under this concept, each fiduciary, including a Named Fiduciary, is accountable only for its own functions, except to the extent of his co-fiduciary liability under Section 405 of ERISA. It is the intent of the Company in establishing this Plan to comply with Section 405(c) and to have the limitation on liability set forth in Section 405(c)(2) of ERISA apply to the maximum extent allowed by law.

               (b) Pursuant to Section 405(c) of ERISA, the authority to control and manage the operation and administration of the Plan is allocated to the Committee. Except to the extent expressly provided to the contrary in this Plan document, and the Trust Agreement, the responsibilities allocated to the Committee include:

                      (i) Responsibilities identified as Committee authority and powers in Section 9.2(a) - (j); and

                      (ii) Responsibilities identified elsewhere in this Plan document as applicable to the Committee.

               (c) The Board of Directors is allocated the following responsibilities, acting with the advice and assistance of the Committee:

                      (i) Appointing the Trustee;

                      (ii) Adopting Plan amendments;

                      (iii) Determining the amount of Company Contributions;

                      (iv) Determining whether to terminate the Plan or suspend contributions thereto;

                      (v) Determining which Affiliated Companies shall participate in the Plan, and the conditions on which any such Affiliated Company shall participate;

                      (vi) Appointing members of the Committee;

                      (vii) Determining the form of Company Contributions; and

                      (viii) Performing those duties specifically allocated to it elsewhere in this Plan document.

               (d) The Trustee shall have only those responsibilities which have been specifically allocated to it under this Plan document and related Trust Agreement, plus any "trustee responsibilities", under Section 405(c) of ERISA, which may not legally be allocated to another person or fiduciary. Any Investment Manager appointed pursuant to Section 9.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan, subject to such limitations as may be provided in the documents governing the relationship between or among the Plan, the Company (if applicable) and the Trustee or Investment Manager.

        9.17 PROHIBITION AGAINST CERTAIN ACTIONS.

               (a) To the extent prohibited by law, in administering this Plan the Committee shall not discriminate in favor of any class of employees and particularly it shall not discriminate in favor of Highly Compensated Employees.

               (b) The Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt Prohibited Transaction under Code section 4975(c) or section 406(a) of ERISA.

               (c) All individuals who are fiduciaries with respect to the Plan (as defined in Section 3(21) of ERISA) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in Section 404 of ERISA.

        9.18 BONDING AND INSURANCE.

               (a) Except as provided in Section 412 of ERISA, as may be required under any other applicable law, or as may be required by the Committee in its sole discretion, no bond or other security shall be required by any member of the Committee, or any other fiduciary under this Plan.

               (b) For purposes of satisfying its indemnity obligations under
Section 9.15, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under the indemnification provisions.

        9.19 VOTING AND OTHER RIGHTS OF COMPANY STOCK.

               (a) All voting rights of Company Stock held in the Trust Fund shall be exercised in accordance with the following provisions:

                      (i) Each Participant (which term shall include, for purposes of this Section 9.19, Beneficiaries and Alternate Payees having an interest in an Account or fund holding Company Stock) shall be given the opportunity to instruct the Trustee confidentially on a form prescribed and provided by the Company as to how to vote those shares (including fractional shares) of Company Stock allocated to his Account(s) under the Plan (directly or indirectly through an interest in a Company Stock fund) on the date immediately preceding the record date for the meeting of shareholders of the Company. The Trustee shall not divulge to the Company the instructions of any Participant. The Company may require verification of the Trustee's compliance with such confidential voting instructions by an independent auditor elected by the Company.

                      (ii) All Participants entitled to direct such voting shall be notified by the Committee (or the Company, pursuant to its normal communications with shareholders) of each occasion for the exercise of these voting rights within a reasonable time (but not less than the time period that may be required by any applicable state or federal law) before these rights are to be exercised. The notification shall include all information distributed by the Company to other shareholders regarding the exercise of such rights.

                      (iii) The Participants shall be so entitled to direct the voting of fractional shares (or fractional rights to shares). However, the Committee may, to the extent possible, direct the Trustee to vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional rights to shares).

                      (iv) In the event that a Participant shall fail to direct the Trustee, in whole or in part, as to the exercise of voting rights arising under any Company Stock allocated to his Account, then these voting rights, together with voting rights as to shares of Company Stock which have not been allocated, shall be exercised by the Trustee in the same proportion as the number of Shares of Company Stock for which the Trustee has received direction in such matter (e.g., to vote for, against or abstain from voting on a proposal, or to grant or withhold authority to vote for a director or directors), and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

                      (v) Except as provided in paragraph (b) below, all rights (other than voting rights) of Company Stock held in the Trust Fund shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of the Company Stock, subject to the rules prescribed by the Committee, which rules, among other matters, may prescribe that no action shall be taken with respect to shares as to which no direction is received from Participants. The Trustee shall have no discretion with respect to the exercise of any such rights, except as may be required by applicable law.

                      (vi) Neither the Committee nor the Trustee shall make any recommendation to any Participant regarding the exercise of the Participant's voting rights or any other rights under the provisions of this Section 9.19, nor shall the Committee or Trustee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

               (b) All responses to tender and exchange for Company Stock offers shall be made in accordance with the following provisions:

                      (i) Each Participant shall be given the opportunity, to the extent that shares of Company Stock are allocated to his Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall not divulge to the Company the instructions of any Participant. The Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form addressed to the Trustee requesting confidential instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

                      (ii) Unallocated shares of Company Stock and shares of Company Stock held by the Trustee pending allocation to Participants' Accounts shall be tendered or exchanged (or not tendered or exchanged) by the Trustee in the same proportion as shares with respect to which Participants have been given the opportunity to direct the Trustee pursuant to paragraph (i) above are tendered or exchanged, and the Trustee shall have no discretion in such matter, except as may be required by applicable law.

        9.20 PLAN EXPENSES.

               (a) Except as provided in Section 9.20(b), all expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, to the extent these expenses are not paid by the Company, shall be charged to the Trust Fund and accounted for pursuant to the provisions of Article VI.

               (b) Costs or expenses which are particular to a specific asset or group of assets in the Trust Fund, such as interest and brokerage charges which are included in the cost of securities purchased by the Trustee (or charged to proceeds in the case of sales), as determined by the Committee, shall be charged or allocated in a fair and equitable manner to the Accounts, subaccounts or funds to which those assets are allocated pursuant to rules prescribed by the Committee.



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

                                    ARTICLE X

                        MERGER OF COMPANY; MERGER OF PLAN

        10.1 EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS. In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

        10.2 MERGER RESTRICTION. This Plan and its related Trust shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan or trust unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).



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                                   ARTICLE XI

                              PLAN TERMINATION AND
                         DISCONTINUANCE OF CONTRIBUTIONS

        11.1 PLAN TERMINATION.

               (a) Subject to the following provisions of this Section 11.1, the Company may terminate the Plan and the Trust Agreements at any time and for any reason by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee. The Company expressly disavows any contractual obligation, implied or otherwise, to continue this Plan.

               (b) The Plan and Trust Agreements may terminate if the Company merges into any other corporation, if as a result of the merger the corporate entity of the Company ceases, and the Plan is terminated pursuant to the rules of Section 10.1.

               (c) Upon and after the effective date of the termination, the Company shall make no further contributions under the Plan and no contributions need be made by the Company applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

               (d) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date.

        11.2 DISCONTINUANCE OF CONTRIBUTIONS.

               (a) The Company by resolution of its Board of Directors may discontinue contributions to the Plan at any time and for any reason in the Board's sole discretion. Upon and after the effective date of this discontinuance, the Company shall make no further Company contributions under the Plan and no Company contributions need be made by the Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

               (b) The discontinuance of Company contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants, Beneficiaries or Alternate Payees, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

               (c) However, if this discontinuance of Company contributions shall cause the Plan to lose its status as a qualified plan under Code section 401(a), the Plan shall be terminated in accordance with the provisions of this
Article XI.

               (d) On and after the effective date of a discontinuance of Company contributions, the rights of all affected participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date.

        11.3 RIGHTS OF PARTICIPANTS. In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in Section 4.7 of this Plan or as otherwise permitted by law.

        11.4 TRUSTEE'S DUTIES ON TERMINATION.

               (a) Upon termination of the Plan, the Committee shall determine whether to continue the Trust, to distribute the assets of the Trust to Participants, Beneficiaries and Alternate Payees, to transfer the assets in the Trust to another qualified plan maintained by the Company, or to take other action consistent with applicable law.

               (b) If so directed by the Committee upon termination of this Plan, the Trustee shall proceed as soon as possible to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Committee shall determine (after approval by the Internal Revenue Service, if necessary or desirable, with respect to any portion of the assets of the Trust Fund held in common stock or securities of the Company). After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Committee shall make the allocations required under Article VI, where applicable, with the same effect as though the date of completion of liquidation were an Anniversary Date of the Plan. Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with such instructions to each former Participant, or Beneficiary or Alternate Payee, a benefit equal to the amount credited to his Accounts as of the date of completion of the liquidation.

               (c) The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

        11.5 PARTIAL TERMINATION.

               (a) In the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the interest of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date.

               (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

               (c) With respect to Plan assets and Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XI in the case of a total termination of the Plan.

        11.6 FAILURE TO CONTRIBUTE. The failure of the Company to contribute to the Trust in any year, shall not, in and of itself, constitute a complete discontinuance of contributions to the Plan.



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

                                   ARTICLE XII

                            APPLICATION FOR BENEFITS

        12.1 APPLICATION FOR BENEFITS; CLAIMS PROCEDURE. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Committee may, in its discretion, permit another person acting on his behalf to submit the application.

        12.2 ACTION ON APPLICATION.

               (a) Within ninety (90) days following receipt of an application and all necessary documents and information, the Committee's authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

               (b) In the case of a denial of the claimant's application, the written notice shall set forth:

                      (i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

                      (ii) A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

                      (iii) An explanation of the Plan's claim review procedure.

               (c) A claimant who wishes to contest the denial of his application for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth in Section
12.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

        12.3 APPEALS.

               (a) (i) A claimant who does not agree with the decision rendered with respect to his application may appeal the decision to the Committee.

                      (ii) The appeal shall be made, in writing, within sixty-five (65) days after the date of notice of the decision with respect to the application.

                      (iii) If the application has neither been approved nor denied within the ninety-day period provided in Section 12.2 above, then the appeal shall be made within sixty-five days (65) after the expiration of the ninety-day period.

               (b) The claimant may request that his application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

               (c) The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review.

               (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

                                  ARTICLE XIII

                         LIMITATIONS ON ANNUAL ADDITIONS

        13.1 MAXIMUM ANNUAL ADDITIONS. The Annual Additions of a Participant shall not exceed the maximum permissible amount specified in Code section 415(c)(1).

        13.2 EFFECT OF PARTICIPATION IN OTHER COMPANY PLANS.

               (a) If a Participant in this Plan is also a Participant in another defined contribution plan maintained by the Company, the aggregate Annual Additions of the Participant under this Plan and such other plan(s) shall not exceed the maximum permissible amount specified in Code section 415(c)(1). In order to avoid having the aggregate Annual Additions exceed the limit, the Participant's Elective Deferrals may be limited. If limitation (down to zero) of such Elective Deferrals does not sufficiently reduce the Annual Additions to come within the limit, allocations of the Company Contributions to the Participant under Company retirement plans shall be reduced in the following order:

                      (i) Earnings on unallocated Company contributions under the Company's Employee Stock Retirement Plan ("ESRP");

                      (ii) Earnings on unallocated Company contributions under the Company's Profit Sharing Retirement Plan ("PSRP");

                      (iii) Forfeitures under the ESRP;

                      (iv) Company contributions under the ESRP; and

                      (v) Company contributions under the PSRP.

        To the extent allocations to a Participant are reduced under subsections
(i)-(v) above, such reduced amounts shall be allocated and reallocated to other Participants in the applicable Plan.

        If as a result of (i) forfeitures, (ii) a reasonable error in estimating a Participant's Annual Compensation, (iii) a reasonable error in determining the amount of Elective Deferrals [within the meaning of Code section 402(g)(3)] that may be made with respect to any individual under the limits of Code section 415, or (iv) under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the rules set forth in this subsection 13.2(a), the Annual Additions under the terms of this Plan and other retirement plans of the Company would cause the limitations of Code section 415 applicable to that Participant to be exceeded, the excess amounts shall not be deemed Annual Additions if Elective Deferrals within the meaning of Code section 402(g)(3) are distributed to the Participant under the terms of this Plan. Such distributed amounts shall be disregarded for purposes of Code section 402(g) and the average deferral percentage test of Code section 401(k)(3).

        (b) Effective for limitation years beginning before December 31, 1999, if a Participant in this Plan is also a Participant in a defined plan maintained by the Company, the sum of the Defined Contribution Plan Fraction (as defined in Code section 415(e)(3) and the Defined Benefit Plan Fraction (as defined in Code section 415(e)(2)) shall not exceed 1.0. The Participant's benefit under such defined benefit plan shall be reduced, as necessary to satisfy the requirement of the preceding sentence.

        13.3 INCORPORATION BY REFERENCE OF CODE SECTION 415. In order to ensure compliance with Code section 415, the Plan hereby incorporates said Section by reference as though it were set out as part of this Plan. In applying Section 415 to this Plan, the Plan shall include each grandfather or transition rule provided by such Section or any law amending such Section, in order to allow the largest benefit otherwise payable hereunder, or under other plans maintained by the Company, to be paid.

        13.4 NO CONTRACTUAL RIGHT TO EXCESS CONTRIBUTIONS. If, in order to comply with the limitations of this Article XIII, it becomes necessary to reduce a Participant's Account(s), to reduce or reallocate amounts previously allocated to such Accounts, or otherwise, such action(s) may be taken by the Committee and Trustee free of any contractual obligation to the Participant (or Beneficiary) affected based on prior Account balances or allocations.

                                   ARTICLE XIV

                  RESTRICTION ON ALIENATION; PARTICIPANT LOANS

        14.1 GENERAL RESTRICTIONS AGAINST ALIENATION. Except as otherwise provided by law and as otherwise provided by Sections 14.2 and 14.3:

               (a) The interest of any Participant, Beneficiary or Alternate Payee in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant, Beneficiary or Alternate Payee is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant, Beneficiary or Alternate Payee shall not be liable or subject to his debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant, Beneficiary or Alternate Payee shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant, Beneficiary or Alternate Payee.

               (b) In the event any person attempts to take any action contrary to this Article XIV, that action shall be void and the Company, the Committee, the Trustee and all Participants, their Beneficiaries and Alternate Payees may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

               (c) The preceding provisions of this Section 14.1 shall be interpreted and applied by the Committee in accordance with the requirements of Code section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

        14.2 NONCONFORMING DISTRIBUTIONS UNDER COURT ORDER. Benefits shall be paid to an Alternate Payee if such payment is required pursuant to a qualified domestic relations order, as defined in Code sections 401(a)(13) and 414(p).

        In the event that the Plan receives a domestic relations order, the Committee or its delegate shall promptly notify the Participant and any Alternate Payee (i.e., spouse, former spouse, child or other dependent of a participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant) of the receipt of such order and the Plan's procedures for determining the qualified status of such orders, and within a reasonable period of time after receipt of such order, the Committee shall determine whether such order is a qualified domestic relations order and notify the Participant and each Alternate Payee of such determination. In determining the qualified status of a domestic relations order and in administering distributions under such qualified orders, the Committee shall follow the following procedures:

               (a) When the Plan receives a domestic relations order affecting Plan benefits, the Committee or its delegate shall promptly notify each person specified in the order as entitled to benefits under the Plan (using the address(es) included in the domestic relations order) of the Plan procedure as set forth herein (and as supplemented, if necessary, by Committee procedures).

               (b) The Plan shall permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a domestic relations order.

               (c) The Committee shall review any domestic relations order to determine if it satisfies the requirements of being a qualified domestic relations order. In making such determination, the Committee may seek the advice of legal counsel to the Plan and may rely upon the legal opinion of such counsel in determining the qualified status of domestic relations orders and appropriate measures to resist or implement such orders. The Committee may, but need not, enter an appearance on behalf of the Plan in the domestic relations lawsuit, if any, and may pursue such legal remedies as may be desirable for resisting unqualified orders or in modifying proposed orders.

               (d) During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Committee, by a court of competent jurisdiction, or otherwise, the Committee shall segregate in a separate account in the Plan or in an escrow account the amounts, if any, which would have been payable to the Alternate Payee during such period if the order had been determined to be a qualified domestic relations order. If, within eighteen (18) months it is determined that the order is not a qualified domestic relations order or the issue as to whether such order is a qualified domestic relations order is not resolved, than the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the aforementioned eighteen-month period shall be applied prospectively only, should there be any undistributed benefits of the Participant to which the order related.

               (e) If the Committee or other fiduciary of the Plan acts in accordance with the foregoing procedures in treating a domestic relations order as being (or not being) a qualified domestic relations order or taking action to segregate an account and ultimately make payment thereof in accordance with subparagraph (d) above, then the Plan's obligations to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to such act.

        14.3 AUTHORIZED PARTICIPANT LOANS. The Committee may authorize a loan from the Trust Fund to Participants (including, for this purpose, Suspended Participants) pursuant to rules prescribed by the Committee. These rules shall be designed to ensure that these Participant loans satisfy the requirements of Code sections 4975(d)(1), 72(p), and any other provision of law that is, or may become applicable. These rules shall provide that:

               (a) The loans are available to all Participants on a reasonably equivalent basis.

               (b) The loans are not made available to Highly Compensated Employees in amounts greater than the amounts made available for other Employees. For this purpose, the rules prescribed by the Committee may restrict the amount of the loan to a percentage of the Participant's Account balance or to use different percentages depending upon the amount of the loan, provided the percentages are applicable to all Participants. The Committee may also prescribe rules pursuant to which the portion of an individual's Account that is invested in Company Stock (or a fund within the Trust to which Company Stock is allocated) may (or may not) be taken into account in determining the maximum loan he may obtain.

               (c) The loans bear a reasonable rate of interest.

               (d) The loans are adequately secured. For this purpose, the amount of the security must be at least equal to the amount of the loan. The rules to be prescribed by the Committee may permit a Participant to use up to fifty percent (50%) of his Vested Interest under the Plan or other qualified employer plans (as such term is defined in Code section 72(p)(3)) as security for the loan.

               (e) If the loan, or a loan from another qualified retirement plan maintained by the Company, is to be secured by some or all of the Participant's Accounts under the Plan, the Participant and his spouse, if any, must consent to the loan and the possible reduction in the Accounts in the event of a setoff of the loan against the Account balances as a result of nonpayment of the loan. Such consent must be given in writing within a ninety-day period before the Committee makes the loan. In the event the Participant defaults on the loan and Participant's Accounts are security for the loan, the Account balances will not be used to satisfy the loan obligation prior to the earlier of the Participant's termination of employment with the Company or an event resulting in a permissible distribution of his Accounts under the Plan. In the event of default, the Company shall offset the amount owed by the Participant against any amounts owed by the Company to the Participant.

               (f) The loan must state the date upon which the loan must be repaid, which may not exceed five years (except in the case of loans used to acquire a dwelling unit which, within a reasonable time after the loan is made, is to be used as the principal residence of the Participant), and the loan must be repayable in substantially level payments, with payments not less frequently than quarterly.

               (g) In connection with the making of any loan to a Participant pursuant to the provisions of this Section 14.3, the Participant receiving such a loan may be required to execute such documents as may be required by the Committee and/or Trustee.

               (h) The amount of the loan may not exceed the lesser of:

                      (i) $50,000 (reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the date preceding the date on which such loan is made over the outstanding balance of loans from the Plan on the date on which such loan was made); or

                      (ii) One-half of the present value of the Participant's Vested Interest in his Accounts. For purposes of this Section 14.3(h), the Participant's Vested Interest and outstanding loan balances in all qualified employer plans (as such term is defined in Code section 72(p)(3)) of the Company shall be aggregated to determine whether a loan shall be permissible hereunder and the maximum permissible amount thereof.

        The decision as to whether or not any Participant Loans shall be made under this Section 14.3 shall be made in the sole discretion of the Committee, and the Participant shall not have a contractual right to obtain a loan hereunder.

               (i) In the event the Participant dies prior to distribution of his Distributable Benefit, the amount payable to his Beneficiary or spouse, as applicable, shall be reduced by the amount of the security interest in the Participant's vested interest held by the Plan by reason of a loan outstanding to such Participant.

               (j) In addition to the foregoing, the loan rules promulgated by the Committee shall include the following:

                      (i) The identify of the person or positions authorized to administer the Participant loan program;

                      (ii) The procedures for applying for a loan;

                      (iii) The basis on which loans will be approved or denied;

                      (iv) Limitations on the types and amounts of loans offered;

                      (v) The procedure for determining a reasonable rate of interest;

                      (vi) The types of collateral which may secure a Participant loan; and

                      (vii) The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

                      (viii) Notwithstanding the foregoing provisions of this
section 14.3, loan repayments may be suspended in accordance with Code section 414(u)(4).

                                   ARTICLE XV

                                 PLAN AMENDMENTS

        15.1 AMENDMENTS. The Board of Directors in its sole discretion may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument, and delivered to the applicable Trustee. However, except as provided in Section 15.2 no amendment shall be made at any time, the effect of which would be:

               (a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 4.7 or as otherwise permitted by law;

               (b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he would be entitled under this Plan if his employment were terminated immediately before the amendment; or

               (c) To increase the responsibilities or liabilities of a Trustee or an Investment Manager without its written consent.

        15.2 RETROACTIVE AMENDMENTS. The Plan may be amended prospectively or retroactively (as provided in Code section 401(b)) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified employees' trusts, or any regulation under either.

                                   ARTICLE XVI

                              TOP-HEAVY PROVISIONS

        16.1 APPLICATION. If the Plan is or becomes top heavy in any Plan Year, the provisions of this Article XVI will supersede any conflicting provisions in the Plan.

        16.2 CRITERIA. The Plan shall be top heavy for any Plan Year if any of the following conditions exist:

               (a) The Top-Heavy Ratio for the Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

               (b) This Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60%.

               (c) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

        16.3 DEFINITIONS. For purposes of this Article XVI, the following terms shall have the following meanings:

               (a) Determination Date: With respect to any Plan Year, (i) the Determination Date shall be the last day of the preceding Plan Year, or (ii) in the case of the first Plan year of the Plan, the last day of such Plan Year.

               (b) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employees) who, pursuant to the rules of Code section 416(i) and the Regulations thereunder, is or was:

                      (i) An officer of the Company having an annual Compensation greater than 50% of the dollar limitation under Code section 415(b)(1)(A) (for Determination Dates on and after January 1, 2002, Compensation of greater than $130,000 (as adjusted under Code section 416(i)(1)));

                      (ii) For Determination Dates on or before December 31, 2001, one of the ten Employees having annual Compensation from the Company of more than the dollar limitation under Code section 415(c)(1)(A), and owning (or considered as owning) under Code section 318 the largest interest in the Company;

                      (iii) A 5% Owner of the Company; or

                      (iv) A 1% Owner of the company having Annual Compensation from the Company of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. Effective January 1, 2002, the five-year look-back period is reduced to a one-year period ending on the Determination Date, with the exception of any distribution made for a reason other than separation from service, death, or disability.

               (c) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Company that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410, and which are designated by the Company to constitute a Permissive Aggregation Group.

               (d) Required Aggregation Group: (1) Each plan of the Company in which a Key Employee is a Participant or was a Participant at any time during the determination period (regardless of whether the Plan has terminated) and (2) any other qualified plan of the Company that enables a plan described in (1) to meet the requirements of Code section 401(a)(4) or 410.

               (e) Top-Heavy Ratio:

                      (i) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension) and the Company has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code section 416 and regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which is to be taken into account on that date under Code section 416 and regulations thereunder.

                      (ii) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension) and the Company maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with (1) above and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group is top-heavy (within the meaning of Code section 416(g)), the accrued benefit of an Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliated Companies or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).

                      (iii) For purposes of (i) and (ii) above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code section 416 and regulations thereunder for the first and second Plan Years of a defined benefit plan. The Account balances and accrued benefits of a Participant
(A) who is not a Key Employee but who was a Key Employee in a prior year or (B) who has not been credited with at least one Hour of Service with any Company maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, will be made in accordance with Code section 416 and regulations thereunder. Voluntary deductible contributions will not be taken into account in computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                      (iv) For purposes of establishing the present value in order to compute the Top-Heavy Ratio any benefit shall be discounted only for mortality and interest based on the interest rate that would be used as of the date of distribution by the Pension Benefit Guaranty Corporation to determine the present value of a lump-sum distribution on plan termination.

               (f) Valuation Date: The date as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

        16.4 ADJUSTMENT TO FRACTIONS. In any Plan Year in which the Plan is Top-Heavy, in applying the limitations of Code section 415, the denominator of the Defined Benefit Fraction shall be computed using 100% of the dollar limitation instead of 125%, and the maximum aggregate amount used with respect to the denominator of the Defined Contribution Fraction shall be computed by using 100% of the dollar limitation instead of 125%. The foregoing provision is not effective, however, for limitation years beginning after December 31, 1999.



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

        16.5 VESTING REQUIREMENTS. If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then a Participant's right to his Accounts derived from Company Contributions, determined as of the end of such Plan Year, shall vest in accordance with the following schedule, unless a more rapid vesting schedule is then in effect under the terms of the Plan:

            YEARS OF VESTING SERVICE                    VESTING PERCENTAGE
            ------------------------                    ------------------
                      2                                           20%
                      3                                           40%
                      4                                           60%
                      5                                           80%
                      6 or more                                  100%

If the Plan ceases to be a Top-Heavy Plan in any Plan Year, then the vesting schedule set forth in Article VII shall apply for such Plan Year with respect to any portion of a Participant's Accounts that is forfeitable as of the beginning of such Plan Year; provided, however, that a Participant with three or more years of vesting service shall be given the option of remaining under the vesting schedule set forth above.

        16.6 MINIMUM CONTRIBUTION. If this Plan is a Top-Heavy Plan in any Plan Year, the Company Contributions for such year for each "participant" (as defined for the purpose of providing mandatory minimum contributions under regulations) who is not a Key Employee shall not be less than three percent (3%) of such participant's compensation. If, however, the Plan does not enable a defined benefit plan to meet the requirements of Section 401(a)(4) or 410, the Company Contributions shall not exceed that percentage of each participant's compensation which is equal to the highest percentage of compensation at which Company Contributions are made for the Plan Year for any Key Employee (a) under the Plan or (b) if the Plan is part of an Aggregation Group, under any defined contribution plan in such Group. The percentage of compensation at which Company Contributions are made for a Key Employee shall be computed without regard to compensation in excess of the ceiling on includible compensation set forth in
Section 16.7 of this Article XVI. For Plan Years beginning before January 1, 1989, for purposes of this Section 16.6, Company Contributions attributable to a salary reduction or similar arrangement and contributions made pursuant to Chapter 21 of Title II of the Social Security Act shall be disregarded. For Plan Years beginning after December 31, 1988, Company Contributions attributable to a salary reduction or similar arrangement made by Employees other than Key Employees shall not be taken into account under this Section 16.6. Effective January 1, 2002, Company matching contributions shall be taken into account in determining whether the minimum contribution requirement has been satisfied under Code section 416(c)(2). Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Average Contribution Percentage test and other requirements of section 401(m) of the Code.

        16.7 CEILING ON INCLUDIBLE COMPENSATION. If this Plan is determined to be a Top-Heavy Plan in any Plan Year, then only the first $150,000 of a Participant's Compensation shall be taken into account in determining the allocation to the Accounts of such Participant for the Plan Year. The $150,000 limit shall automatically be adjusted for such Plan Years and to such extent as is permitted by the Secretary of the Treasury.

                                  ARTICLE XVII

                                  MISCELLANEOUS

        17.1 NO ENLARGEMENT OF EMPLOYEE RIGHTS.

               (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

               (b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any Employee at any time.

               (c) No Employee, or any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan, and no Employee or any other person shall be entitled to rely upon any representations, whether oral or in writing, including representations made in the summary plan description, any prospectus or other document, which is inconsistent with this Plan document.

        17.2 MAILING OF PAYMENTS; LAPSED BENEFITS.

               (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant or Beneficiary furnished pursuant to Section 17.3 below.

               (b) In the event that a benefit is payable under this Plan to a Participant or Beneficiary and after reasonable efforts such individual cannot be located for the purpose of paying the benefit after a reasonable time following the date payment would otherwise have been made, the benefit shall be forfeited and treated like other forfeitures pursuant to the provisions of
Section 6.7. If the Participant or Beneficiary later makes a valid claim for the benefit, the claim shall be paid pursuant to directions by the Committee.

               (c) For purposes of this Section 17.2, the term "Beneficiary" shall include any person entitled under Section 8.9 to receive the interest of a deceased Participant or deceased designated Beneficiary and shall also include an Alternate Payee.

               (d) The Accounts of a Participant shall continue to be maintained until the amounts in the Accounts are paid to the Participant or his Beneficiary. In the event that the Plan is terminated and the Committee directs the Trustee to liquidate the Trust and distribute the assets of the Trust Fund, the following rules shall apply:

                      (i) All Participants and Beneficiaries (including Participants and Beneficiaries who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan.

                      (ii) All Participants and Beneficiaries shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits.

                      (iii) All Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall be presumed to be dead. The Accounts of such Participants shall be forfeited at such time. These forfeitures shall be disposed of according to rules prescribed by the Committee, which rules shall be consistent with applicable law. Alternatively the Committee may, but shall not be required to, deposit such funds in an applicable state unclaimed property or similar fund, pursuant to applicable state law.

                      (iv) The Committee shall prescribe such rules as it may deem necessary or appropriate with respect to the notice, deposit or forfeiture rules stated above.

               (e) Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA, these provisions shall become inoperative without the need for a Plan amendment and the Committee shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.

        17.3 ADDRESSES. Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary or Beneficiaries.

        17.4 NOTICES AND COMMUNICATIONS.

               (a) All applications, notices, designations, elections, and other communications from Participants, Beneficiaries and Alternate Payees shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by that office.

               (b) Each notice, report, remittance, statement and other communication directed to a Participant, Beneficiary or Alternate Payee shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant, Beneficiary or Alternate Payee when it is deposited in the United States Mail with postage prepaid, addressed to the Participant, Beneficiary or Alternate Payee at his last address of record with the Committee.

               (c) Notwithstanding any provision of the Plan to the contrary, including the preceding paragraphs (a) and (b) of this section 17.4, the Committee in its absolute discretion may accept or require applications, notices, designations, elections and other communications ("communication") given by facsimile, telex, telegram, telephone or any form of electronic communication that the Committee reasonably believes in good faith to be genuine. If the Committee chooses to accept one or more alternative methods of communication, the Company, any Affiliated Company, any Participant or Beneficiary or any other person providing communication to the Committee will be required to follow reasonable procedures adopted by the Committee for written confirmation. In addition, the Committee may record oral instructions. If any person providing communication to the Committee fails or refuses to comply with the Committee's confirmation procedures, the Committee will be entitled to refuse to comply with such communications without incurring any liability for such refusal.

        17.5 REPORTING AND DISCLOSURE. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

        17.6 GOVERNING LAW. All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and, to the extent not preempted by ERISA, the laws of the State of California. All contributions made hereunder shall be deemed to have been made in California.

        17.7 INTERPRETATION.

               (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the content of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

               (b) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code section 401(a).

        17.8 WITHHOLDING FOR TAXES. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

        17.9 LIMITATION ON COMPANY, COMMITTEE AND TRUSTEE LIABILITY. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, the Committee nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.

        17.10 SUCCESSORS AND ASSIGNS. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

        17.11 COUNTERPARTS. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

        17.12 NO IMPLIED RIGHTS OR OBLIGATIONS. The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Employees, Beneficiaries or Alternate Payees or any obligations on the part of the Company or the Committee, except as expressly provided herein.

        IN WITNESS WHEREOF, in order to record the adoption of this document, SCIENCE APPLICATIONS INTERNATIONAL CORPORATION has caused this instrument to be executed by its duly authorized officer this ______ day of ____________________, 20____.


                              SCIENCE APPLICATIONS INTERNATIONAL CORPORATION a Delaware Corporation


                              By:
                                   ---------------------------------------------
                                   J. Dennis Heipt
                                   Senior Vice President for Administration



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